                                                                   EXHIBIT 10.28


                         LEASEHOLD ACQUISITION AGREEMENT

         THIS LEASEHOLD ACQUISITION AGREEMENT ("Agreement") is made and entered into this 30th day of March, 2001, by and among Bass (U.S.A.) Incorporated ("Bass"), in its individual capacity and on behalf of its subsidiaries and affiliates, including but not limited to Bristol Hotel Tenant Company, Bristol Hospitality Tenant Company, Bristol Salt Lake Tenant Company and Bristol Lodging Tenant Company (collectively, the "Bass Parties"), and FelCor Lodging Trust Incorporated ("FCH"), in its individual capacity and on behalf of its subsidiaries and affiliates (collectively, the "FCH Parties").


                                   WITNESSETH:

         WHEREAS, pursuant to a Leasehold Acquisition Agreement, dated October 12, 2000 (the "C Leasehold Agreement"), by and among the Bass Parties and the FCH Parties, Bass agreed to cause all of the leasehold estates in, and the other assets related to the operation of, each of the hotels described on Exhibit A attached to the C Leasehold Agreement (the "C Hotels") to be transferred to FCH or its designee effective upon the earlier of (i) the closing of a sale by any of the FCH Parties of any C Hotel to an unrelated third party and (ii) 12:01 a.m. January 1, 2001 (the "C Leasehold Acquisition");

         WHEREAS, one of the FCH Parties is the owner of, and one or more of the Bass Parties is the lessee, manager and/or franchisee of, each of the hotels described on Exhibit A attached hereto and incorporated herein by reference (individually, a "Hotel" and collectively, the "Hotels");

         WHEREAS, prior to the transfer by each of the Bass Parties owning one or more leasehold estates with respect to the Hotels (the "Bass Lessees") of their leasehold estates therein to one of the FCH Parties, all as provided for herein, each of the Bass Lessees shall enter into a management agreement, in the form of Exhibit B attached hereto and incorporated herein by reference,with another Bass Party (the "Manager") with respect to each such Hotel (the "Management Agreements"), pursuant to which the Manager will operate such Hotel on behalf of the related Bass Lessee (or its assignee);

         WHEREAS, as part of the same "plan of reorganization" (within the meaning of Treasury Regulations Section 1.368-2(g)) that includes the C Leasehold Acquisition, the parties hereto desire to provide for the transfer to FCH or its designee of all of the leasehold estates in, and the other assets related to the operation of, the Hotels, subject to the Management Agreements and in accordance with the terms set forth herein (the "A and B Leasehold Acquisition"); and

         WHEREAS, the parties intend for the transaction that includes the A and B Leasehold Acquisition and the C Leasehold Acquisition (the "Leasehold Acquisition") to qualify as one or more reorganizations within the meaning of
Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

         1. Transfer of Leasehold Assets. With respect to each Hotel, Bass shall, by appropriate instrument of assignment and assumption to be effective as of July 1, 2001, cause the leasehold estate owned by the Bass Parties in such Hotel (including all rights, title, interest, and benefits arising under or by virtue of the lease creating such leasehold estate) (the "Leasehold") and all rights, title, interest, and benefits owned or held by the Bass Parties in, to or under all tangible and intangible assets, including inventories, contract rights, licenses, permits, and other assets, benefits, or rights located at, relating to, or used primarily in the operation or maintenance of, such Hotel, excepting and excluding any franchise license agreement, system marks, or master technology agreement relating to any Bass-branded Hotel (collectively, the "Leasehold Assets"), to be transferred to FCH or its designee effective as of 12:01 a.m. (the "Closing Time") on July 1, 2001 (the "Closing Date"), and FCH or its designee will expressly assume all liabilities of the applicable Bass Lessee with respect to the Leasehold and the applicable Management Agreement arising from and after the Closing Time, as well as all accounts payable (including intra-company accounts payable) and other liabilities for which FCH receives a credit on the Working Capital Settlement Statement to be jointly prepared by the parties pursuant to Section 5(c) hereof. Simultaneously with the execution and delivery of such instrument of assignment and assumption, FCH will execute and deliver to the Bass Parties a guarantee of the obligations of the Leasehold Owners (as defined in the Management Agreements) under the Management Agreements. The transfer of the Leasehold Assets shall be subject to the Management Agreements, a schedule of which is attached hereto as Exhibit C and hereby made a part hereof.

        2. Indemnification. Upon the Closing Date, (a) FCH shall execute and deliver to Bass an indemnity agreement, in form and substance reasonably satisfactory to Bass, indemnifying the Bass Parties of and from any and all debts, liabilities, obligations, actions, causes of action, suits, and claims relating to the Leasehold Assets or the Hotels (but excluding those arising under or in connection with the Management Agreements) that are incurred, or arise out of or relate to the occurrence of any act, action, omission, or event on or after the Closing Date, or which are otherwise assumed by FCH pursuant to
Section 1 above, and (b) Bass shall execute and deliver to FCH an indemnity and warranty agreement, in form and substance reasonably satisfactory to FCH, indemnifying the FCH Parties of and from any and all debts, liabilities (except for such liabilities as are assumed by FCH), obligations, actions, causes of action, suits, and claims relating to the Leasehold Assets or the Hotels that are existing or incurred, or arise out of or relate to the occurrence of any act, action, omission or event, prior to the Closing Date and warranting that the Leasehold Assets are, at the Closing Date, free and clear of any liens, claims, or encumbrances whatsoever caused by, related to, or arising in any manner out of the actions of any Bass Party, and that no person held any right or option to acquire any interest in the Leasehold Assets.

        3. Consideration. In consideration of and in exchange for the transfer by the Bass Parties of the Leasehold Assets to FCH or its designee pursuant to
Section 1 hereof, (i) FCH agrees to issue and pay to the applicable Bass Parties on the Closing Date one hundred (100) shares of the common stock, par value $0.01 per share, of FCH ("FCH Shares"), and (ii) FCH or Bass, as may be determined pursuant to Section 5(c) hereof, agrees to make or cause to be made the payments required under Section 5(c) with respect to the items described therein.

        4. Tax Reporting. Each of FCH and Bass hereby agrees to report the Leasehold Acquisition (which includes the A and B Leasehold Acquisition and the C Leasehold Acquisition) on its federal and conforming state income tax returns as one or more tax-free reorganizations pursuant to Section 368(a)(1)(C) of the Code except to the extent that (i) FCH obtains the prior written consent of Bass to report such transaction or transactions in another manner or (ii) FCH is required to report such transaction or transactions in another manner by the Internal Revenue Service or applicable state taxing authority or by applicable judicial or administrative order.

         5. Transition Rules. As and when the Leasehold Assets relating to each Hotel are transferred to FCH or its designee, the following transition rules will apply with respect to the Bass Parties' hotel operations activities at each such Hotel:

                  (a) Employees. Because a Bass Party will continue to manage and operate each of the Hotels, FCH will not be responsible or liable for any employee severance payments or costs, any expenses or liabilities arising under the Worker Adjustment Retraining and Notification Act, or any other employee-related costs and expenses arising out of, or resulting from, the A and B Leasehold Acquisition.

                  (b) Pre-Closing Date Reservations and Agreements. The Managers will honor the terms and rates of all room reservations, room allocation, and banquet facility and service agreements relating to the Hotels that are confirmed or entered into by any of the Bass Parties, as owners of the Leasehold Assets, in the ordinary and normal course of business prior to the Closing Date and that are to be honored or performed on or subsequent to the Closing Date.

                  (c) Working Capital Settlement. As of the Closing Time, Bass and FCH shall jointly prorate rents, revenues, other income, deposits, taxes (including personal property taxes), expenses (including pre-paid expenses), utility charges, assessments, and charges related to each Hotel based upon the most current information available; provided, however, the Bass Parties shall receive the entire advantage of any discounts for the prepayment of any taxes, assessments, or charges made by it in the ordinary and normal course of business; and further provided, however, that certain accrued liabilities may be retained by Bass and, to the extent so retained, shall be paid by Bass on or before the date upon which they are due. This proration will occur through a final accounting jointly prepared by accountants for Bass and FCH, the results of which shall be incorporated into a written operations settlement statement (the "Working Capital Settlement Statement") which shall be executed by both Bass and FCH aggregating the individual results of settlement with respect to all of the Hotels. In particular, the following items shall be jointly determined by Bass and FCH as of the Closing Date and included or reflected in the Working Capital Settlement Statement: (i) the most recent invoice cost of the food, beverage, and alcoholic beverage inventories owned by the Bass Parties at each Hotel that are in good and useable condition and in unopened containers (the "F&B Inventories"); (ii) the book value (which the parties hereby agree is equal to 50% of the original invoice cost) of the linen, china, crystal/stemware, and silver inventories owned by the Bass Parties at each Hotel that are in good and useable condition (the "Houseware Inventories");
(iii) the excess of accounts receivable at face value (other than amounts described in clause (v) of this sentence) over accounts payable relating to the Hotels (the "Accounts Receivable Excess"), or the excess of accounts payable over accounts receivable relating to the Hotels (the "Accounts Payable Excess");
(iv) prepaid deposits for confirmed reservations, hotel facilities, and services for periods on or after the Closing Time (the "Prepaid Deposits"); (v) the amounts of any accounts receivable of any guests who have not checked out and who are occupying rooms during the evening prior to the Closing Date (the "Tray Ledger"); and (vi) cash on hand for petty cash and cashiers' banks (the "House Funds").

                  Since the financial results pertaining to the night that includes the Closing Time are necessary for the completion of the Working Capital Settlement Statement, Bass shall complete the posting of all such financial activity, all schedules, credit card billings, and all other activities normally associated with the daily activity at each Hotel for such night. In accordance with the terms of and in the manner set forth in this
Section 5(c), FCH shall pay or cause to be paid to the Bass Parties the aggregate net positive amount, or Bass shall pay or cause to be paid to the FCH Parties the aggregate net deficit amount, as the case may be, set forth on the Working Capital Settlement Statement as determined pursuant to this Section 5(c). Such payment shall occur within two business days following the completion and joint execution of the Working Capital Settlement Statement.

         For purposes of this Section 5(c), the following shall apply:

                           (i) All revenues from the rental of guest rooms
                  (together with any sales or other taxes thereon) and food and beverage revenues for the night that includes the Closing Time shall be split 50%/50% between FCH and Bass. All other revenues for the night that includes the Closing Time shall belong solely to Bass.

                           (ii) FCH shall purchase the F&B Inventories (at most
                  recent invoice cost), the Tray Ledger (less any revenue amounts that are allocable to FCH pursuant to subparagraph (i) above), and the House Funds (exclusive of any non-cash items) from Bass pursuant to the Working Capital Settlement Statement.

                           (iii) The purchase price of the F&B Inventories will
                  not be treated as an operating expense of the related Hotels as of the Closing Date, but instead will be treated as an operating expense of the related Hotels at the time that such inventories are used, consumed or sold.

                           (iv) FCH shall purchase the Houseware Inventories
                  from Bass pursuant to the Working Capital Settlement Statement. The purchase price for the Houseware Inventories shall be their book value as determined in this Section 5(c).

                           (v) Bass acknowledges and agrees that the FCH Parties
                  may borrow funds from an affiliate (the "FCH Loans") in an aggregate amount equal to the purchase price payable for the Houseware Inventories. The parties hereto agree that the aggregate principal amount of the FCH Loans will be apportioned among the FCH Lessees based on the relative book values of the Houseware Inventories located at the Hotels leased by each FCH Lessee. Each FCH Loan will bear interest at a fixed rate of 7 1/2% per annum, payable on the last day of each calendar quarter, and will mature at the expiration of the related Management Agreement(s) for the Hotel(s) leased by the FCH Lessee. The parties hereto agree that the interest expense incurred by each FCH Lessee in connection with an FCH Loan will be treated as a special charge deducted in computing the Net Operating Income (as defined in the Management Agreement) of the Hotels leased by such FCH Lessee, as more particularly set forth in the applicable Management Agreement.

                           (vi) Any net amount due to Bass pursuant to this
                  Section 5(c) shall be paid to Bass from the Minimum Working Capital Balance deposited by FCH to the Sweep Account in accordance with the Management Agreements. Any net amount due to FCH pursuant to this Section 5(c) shall be paid to FCH, by wire transfer, on the first business day following the completion and execution of the Working Capital Settlement Statement.

                           (vii) If any account receivable purchased by FCH
                  pursuant to this Section 5 remains uncollected on or after the 120TH day after the Closing Date, Bass shall repurchase such account receivable from FCH at a purchase price equal to its face value.

                  (d) Liquor License Transfer. The Bass Parties will take such action as may be necessary or appropriate to assure that any existing alcoholic beverage licenses held by the Bass Parties or their agents in connection with their operation of the Hotels (the "Liquor License") remain in full force and effect and available for the benefit of the Hotels. If and to the extent that any transfer or reissuance of any Liquor License may be required, Bass and FCH shall each cooperate with the other in effecting such transfer or reissuance. Without limiting the generality of the foregoing, if Bass and FCH are unable to obtain any necessary transfer or reissuance of any Liquor License prior to the Closing Date with respect to a particular Hotel, then, on the Closing Date, the appropriate Bass Party shall enter into an interim agreement (the "Interim Agreement") whereby the Bass Party will continue to operate the liquor concessions at the affected hotel on behalf of FCH pending the transfer or issuance of the Liquor License to FCH or the appropriate

Bass Party and FCH shall indemnify, defend, and hold harmless such Bass Party from and against any and all claims, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees and costs) arising in connection with such operation, as provided in the Management Agreement between FCH and the Bass Party continuing as the manager of the hotel.

                  (e) Guest Property. All baggage and other property belonging to guests of a Hotel ("Guest Property") that is in the care, possession, or control (including, without limitation, checked baggage and property left in safe deposit boxes) of a Bass Party on the day prior to the Closing Date shall continue in the care, possession, or control of such Bass Party or shall be appropriately transitioned to the Manager if such Bass Party is not the Manager. Bass shall be responsible for, and shall indemnify and hold FCH harmless from and against any claim for, Guest Property placed in the care, possession, or control of a Bass Party before the Closing Date. This Section 5(e) shall survive the A and B Leasehold Acquisition.

         6. Transfer Taxes. To the extent that any state or local taxes are imposed on the transfer of the Leasehold Assets hereunder, FCH shall bear the expense of such taxes.

         7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall be deemed one and the same agreement.

         8. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be delivered when delivered by hand or sent by registered or certified mail (return receipt requested and postage prepaid) or by reputable overnight courier service and addressed as follows:

                           (a)      If to any of the Bass Parties, to:

                                    Bass (U.S.A.) Incorporated
                                    Three Ravinia Drive, Suite 2900
                                    Atlanta, GA 30346-2149
                                    Attention: General Counsel

                           (b)      If to any of the FCH Parties, to:

                                    FelCor Lodging Trust Incorporated
                                    545 E. John Carpenter Frwy., Suite 1300
                                    Irving, TX 75062
                                    Attention: General Counsel

         9. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective subsidiaries, affiliates, successors, and assigns.

        10. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to the matters set forth herein. No amendment or modification of this Agreement, or of any of the provisions hereof, shall be binding upon any party unless made in writing and signed by both Bass and FCH.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of laws provisions.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, each of FCH, on its own behalf and on behalf of the FCH Parties, and Bass, on its own behalf and on behalf of the Bass Parties, has caused this agreement to be duly executed as of the day and year first above written by an officer thereunto duly authorized.

                                            FELCOR LODGING TRUST INCORPORATED

                                            By:
                                                 -------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            BASS (U.S.A.) INCORPORATED

                                            By:
                                                 -------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT A

                                     HOTELS

                                    EXHIBIT B

                          FORM OF MANAGEMENT AGREEMENT

                                    EXHIBIT C

                        SCHEDULE OF MANAGEMENT AGREEMENTS

                 EXHIBIT `B' TO LEASEHOLD ACQUISITION AGREEMENT
              FORM OF MANAGEMENT AGREEMENT FOR BASS-BRANDED HOTELS


         THIS MANAGEMENT AGREEMENT ("Agreement") is made and entered into the 1st day of July, 2001, by and between the Leasehold Owner named and having an office as set forth below (together with permitted assignees, hereinafter referred to as "Leasehold Owner"), and the Manager named and having offices as set forth below (together with permitted assignees, hereinafter referred to as "Manager"), to provide for the operation of the Hotel described below. Such operation is agreed to be on the terms and conditions set forth in the attached
Schedule 1 ("Standard Provisions") which is incorporated herein by reference, as supplemented by the defined terms set forth below.

Leasehold Owner:
         Name:         ________________, a _______________
         Address:      c/o FelCor Lodging Trust, 545 E. John Carpenter Freeway,
                       Suite 1300, Irving Texas 75062
         Telephone:    (972) 444-4900
         Facsimile:    (972) 444-4949

Manager:
         Name:         __________________, a _______________
         Address:      Three Ravinia Drive, Suite 2900, Atlanta, Georgia 30346
         Telephone:
         Facsimile:


Hotel:
         Name:
         Brand:
         Address:
         Number of rooms:

Term:

         Initial Term Expiration Date:


Fees:
         Basic Management Fee:
                  2% of Adjusted Gross Revenues, plus
                  5% of Rooms Revenue

         Incentive Management Fee:  As provided in Schedule 1

         Services Contribution:  As provided in Schedule 1

         Priority Club Charge:  As provided in Schedule 1

         Accounting Fee:  As provided in Schedule 1

         Technology Fee:  As provided in Schedule 1

Superior Owner that is lessor to Leasehold Owner:
         Name:
         Address: c/o FelCor Lodging Trust, 545 E. John Carpenter Freeway, Suite 1300, Irving Texas 75062
         Telephone:
         Facsimile:

Authorized Mortgage Lender, if any:
         Name:
         Address:
         Telephone:
         Facsimile:


Legal Description:  Attached as Exhibit A

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained or incorporated by reference Leasehold Owner and Manager have entered into this Agreement as of the date set forth above.

LEASEHOLD OWNER                             MANAGER

-----------------------------------         ------------------------------------

-----------------------------------         ------------------------------------

By:                                         By:
   --------------------------------            --------------------------------


Name:                                       Name:
     ------------------------------              ------------------------------
Title:                                      Title:
      -----------------------------               -----------------------------



CONSENTED TO:

SUPERIOR OWNER

-----------------------------------

-----------------------------------

By:
   --------------------------------

Name:
     ------------------------------
Title:
      -----------------------------

                                   SCHEDULE 1


                             STANDARD PROVISIONS TO
                              MANAGEMENT AGREEMENT

                 RECITALS, DEFINITIONS AND OPERATIVE PROVISIONS


                                    RECITALS:

         A. Leasehold Owner is the lessee of the Hotel pursuant to the Hotel Lease, and Leasehold Owner desires to have Manager manage and operate the Hotel under the Brand described in this Agreement;

         B. Manager (or one or more of its Affiliates) owns all right, title and interest in and to the Brand, said Brand being a registered System Mark of Manager (or its Affiliates); and

         C. Manager desires to manage and to continue to operate the Hotel after the acquisition by Leasehold Owner of the Hotel Lease.

                                    ARTICLE 1

                               SCOPE OF AGREEMENT

         1.01 Engagement of Manager. Leasehold Owner hereby grants to Manager as its agent the sole and exclusive right to supervise and direct the management and operation of the Hotel for the account of Leasehold Owner, and Manager hereby accepts said grant and agrees that it will control, supervise and direct the management and operation of the Hotel, and use reasonable commercial efforts to maximize the operating profitability thereof, all subject to the terms and conditions of this Agreement. Manager also agrees that this Agreement is subject and subordinate to the Hotel Lease. Subject to such terms and conditions and to the Brand Standards, Manager shall have the right to determine operating policy, standards of operation, quality of service and any other matters affecting customer relations or management and operation of the Hotel. Leasehold Owner and Manager shall each cooperate with and assist the other in every reasonable and proper way to permit Manager to carry out its duties hereunder with respect to the Hotel. Leasehold Owner and Manager further agree that this Agreement provides for management in respect of the Hotel, that Leasehold Owner and Manager do not intend, nor does this Agreement grant or create, a franchise within the meaning of the Federal Trade Commission Act, any rule or regulation promulgated thereunder, or any other applicable law, rule, regulation or judicial decision.

         1.02 Funding. Leasehold Owner shall provide all funds, both initially and throughout the Initial Term and any Renewal Term(s), as shall be necessary to perform and satisfy Leasehold Owner's covenants and responsibilities under this Agreement, including all Ownership Costs. Manager's performance of all activities hereunder shall be on behalf of, and for the account of, Leasehold Owner.

         1.03 Services to be provided by Manager. In return for the management fees and other compensation to be paid to Manager pursuant to the terms of this Agreement, and without any additional fee to Manager except as expressly provided herein, including, without limitation, Article 7 hereof, Manager shall provide (a) the use of the Brand's marks, symbols, systems and other services required for the operation of the

Hotel in compliance with the Brand Standards, and (b) the hotel management services described herein and/or in Exhibit D attached hereto and made a part hereof.

                                    ARTICLE 2

                                TERM AND RENEWALS

         2.01 Effective Date. This Agreement shall become effective on and as of the Effective Date.

         2.02 Initial Term. This Agreement shall continue for the Initial Term, and shall expire on the Initial Term Expiration Date, as such date may be accelerated if this Agreement is terminated as hereinafter provided in Articles 13, 14, 15 or 19 or as such date may be extended as provided in Section 2.03.

         2.03 Renewal Term; Management or Purchase Rights.

               (a) The term of this Agreement may be extended by Manager for one additional five (5) year Renewal Term (beyond the Initial Term Expiration Date), upon the satisfaction of the conditions hereinafter set forth in this Section 2.03, but in no event for any period longer than the term, including all extensions, of the leasehold interest of Leasehold Owner or its successors in the Hotel.

               (b) In determining the maximum term of Leasehold Owner's interest in the Hotel, Leasehold Owner shall be required to exercise all, and may not waive or reduce any, rights of renewal and extension to which it may be entitled under the Hotel Lease.

               (c) On or before the date which is two hundred and ten (210) days prior to the expiration of the Initial Term, Leasehold Owner shall provide Manager written notice (the "Election Notice") of whether or not Leasehold Owner desires to continue the operation of the Hotel under the Brand after the Initial Term Expiration Date. Failure of Leasehold Owner timely to provide the Election Notice shall constitute Leasehold Owner's irrevocable option in favor of Manager to extend the term of this Agreement in accordance with the terms hereof for the Renewal Term, which option may be exercised by Manager upon written notice to Leasehold Owner not less than 180 days prior to the Initial Term Expiration Date.

               (d) In the event Manager desires to continue the management of the Hotel under the Brand, it shall so notify Leasehold Owner in writing within thirty (30) days after receipt of the Election Notice (the "Renewal Notice"). During the period of sixty (60) days immediately following the giving of the Renewal Notice, (a) Leasehold Owner shall negotiate in good faith, exclusively with Manager, in an effort to reach mutually acceptable terms and conditions (the acceptability of which terms shall be within the sole and absolute discretion of each party) regarding the extension of this Agreement for the Renewal Term, and (b) Manager, or one of its Affiliates, shall notify Leasehold Owner in writing of the terms and conditions, if any, upon which it would be willing to grant a franchise license to Leasehold Owner for the continued operation of the Hotel under the Brand for not less than five (5) years following the Initial Term Expiration Date (which franchise license may be granted or denied by Manager or its Affiliates in the exercise of their sole and absolute discretion, or conditioned upon the prior or future completion of certain specified improvements to the Hotel). If Manager and its Affiliates fail to so offer Leasehold Owner a franchise license for the operation of the Hotel under the Brand following the Initial Term Expiration Date, such failure shall constitute

Manager's waiver of any further rights under this Section 2.03. In the event Leasehold Owner and Manager are unable to agree upon mutually acceptable terms and conditions regarding the extension of this Agreement within such sixty (60) day period, Leasehold Owner shall have the right (a) to solicit or obtain offers from any unrelated third party experienced in the operation of hotels under the Brand, setting forth the terms upon which such party would be willing to enter into a management agreement for the operation of the Hotel under the Brand under a franchise license and/or (b) notify Manager in writing on or before sixty (60) days prior to the Initial Term Expiration Date that Superior Owner desires to sell the Hotel free and clear of the Brand and any management agreement (the "Sale Notice").

               (e) If Manager or one of its Affiliates has timely notified Leasehold Owner in writing of the terms and conditions upon which it would be willing to grant a franchise license to Leasehold Owner for the continued operation of the Hotel under the Brand for not less than five (5) years following the Initial Term Expiration Date, Leasehold Owner prior to entering into any such management agreement with an unrelated third party with respect to the Hotel shall furnish to Manager on or before sixty (60) days prior to the Initial Term Expiration Date a copy of any offer so obtained by Leasehold Owner from an unrelated third party for the management of the Hotel that Leasehold Owner desires to accept (the "Competing Management Offer") and offer Manager the right to manage the Hotel upon the same terms. If Leasehold Owner shall fail to timely provide to Manager either (1) a copy of the Competing Management Offer, if any, or (ii) the Sale Notice, then the term of this Agreement shall be automatically extended for the Renewal

Term in accordance with the terms hereof. In the event Leasehold Owner has provided Manager with a copy of the Competing Management Offer, Manager shall have thirty (30) days following receipt of the Competing Management Offer within which to submit a management agreement, duly executed by Manager, to Leasehold Owner with respect to the Hotel and containing terms and conditions no less favorable to Leasehold Owner than those set forth in the Competing Management Offer. Failure of Manager to timely submit such a management contract to Leasehold Owner with respect to the Hotel shall constitute Manager's waiver of any further rights under this subparagraph (e). If Manager timely submits an executed management agreement containing terms and conditions no less favorable to Leasehold Owner than those contained in the Competing Management Offer, Leasehold Owner shall be bound thereby and shall promptly execute and return a copy of such management agreement to Manager.

               (f) If Leasehold Owner or Superior Owner shall have given Manager the Sale Notice, Manager shall have forty-five (45) days following receipt of the Sale Notice within which to submit to Superior Owner a contract for the purchase of the Hotel, duly executed by Manager or one of its Affiliates, which contract shall remain subject to acceptance and execution by Superior Owner at any time prior to the Initial Term Expiration Date (the "Purchase Offer"). The failure of Manager and/or its Affiliates to timely submit such Purchase Offer to Superior Owner as herein provided shall constitute Manager's waiver of any further rights under this subparagraph (f). If Manager and/or its Affiliates timely submit such a Purchase Offer to Superior Owner, then Superior Owner shall not sell the Hotel to any third party upon terms and conditions equal to or less favorable to Superior Owner than those contained in the Purchase Offer for a period of twelve (12) months following the Initial Term Expiration Date.

               (g) If Leasehold Owner indicates in its Election Notice that it elects not to continue the operation of the Hotel under the Brand, then Manager shall have the right, upon written notice to Leasehold Owner, to purchase Leasehold Owner's entire interest in the Hotel for a purchase price to be mutually agreed upon by Leasehold Owner and Manager. If Manager and Leasehold Owner, after negotiating in good faith for a period of thirty (30) days, are unable to agree upon a purchase price, then each of Leasehold Owner and Manager will select an MAI appraiser having not less than ten (10) years experience in appraising hotels and give written notice to the other party within sixty (60) days following the date of the Election Notice of the name, address and telephone number of the appraiser selected by it. The two appraisers so selected shall jointly select a third appraiser. If either party fails to timely notify the other party of the appraiser selected by it, then the appraiser selected by the other party shall be the sole appraiser. Within thirty (30) days after the selection of the final appraiser, each appraiser shall complete an appraisal of Leasehold Owner's entire interest in the Hotel (which appraisal shall reflect the fair market value of the Hotel for its highest and best use, regardless of whether or not such use is as a hotel), and the purchase price payable by Manager shall be the average of the fair market value of Leasehold Owner's entire interest in the Hotel revealed by all such appraisals. The closing of the sale of the Hotel to Manager shall occur on the Initial Term Expiration Date or such earlier date as may be mutually agreed upon. Each of Leasehold Owner and Manager shall pay the cost of the appraiser it selects and one-half of the cost of the third appraiser.

               (h) Manager shall continue to have the right and obligation to manage the Hotel, and the term of this Agreement shall be extended, for the period between the Initial Term Expiration Date and the date upon which Leasehold Owner either enters into a management agreement with a third party manager pursuant to Section 2.03(e), or sells the Hotel pursuant to Section 2.03(f).

               (i) The terms and provisions of Section 2.03 (f) and (h) hereof shall survive the Initial Term Expiration Date and the expiration of this Agreement.



                                    ARTICLE 3

                                 TITLE TO HOTEL

         3.01 Ownership. Leasehold Owner will maintain full leasehold rights to the Site, the Building, all Furnishings and Equipment, the Operating Equipment and Operating Supplies free and clear of all encumbrances other than, and therefore subject only to, those matters encumbering the Hotel as of the Effective Date and any subsequent Authorized Mortgage.

         3.02 Covenants of Title - Third Parties. During the Initial Term and any Renewal Term(s), provided Manager is not in default under the terms of this Agreement beyond the expiration of any applicable cure period, Manager shall have the right peaceably and quietly to operate the Hotel in accordance with the terms of this Agreement, free from interference, disturbance and eviction by Leasehold Owner or by any other person from whom Leasehold Owner shall derive its title to or right to occupy and use the Hotel or by any other person or persons claiming by, through or under Leasehold Owner, subject only to earlier termination of this Agreement due to an uncured default by Manager of its material obligations hereunder or due to the expiration of the Hotel Lease according to its terms or termination of this Agreement pursuant to the provisions of Articles 13, 14, 15 or 19 hereof. Leasehold Owner shall pay, prior to delinquency, all taxes and assessments which may become a lien on or are assessed against the Hotel or any component thereof and which are due and payable during the Initial Term and any Renewal Term(s) of this Agreement, unless payment thereof is in good faith being contested by Leasehold Owner and the enforcement of any lien relating thereto is stayed.

         3.03 Covenants of Title - Leasehold Owner. Leasehold Owner covenants that throughout the Term, it will pay, keep, observe and perform all payments, terms, covenants, conditions and obligations to be made, kept, observed or performed by Leasehold Owner under the Hotel Lease and any other lease, concession or other agreement, mortgage or security agreement in respect of the Hotel, and will provide all funds as shall be necessary to perform Leasehold Owner's obligations thereunder. Leasehold Owner, at Leasehold Owner's own expense, shall undertake and prosecute or permit Manager to undertake and prosecute at Leasehold Owner's expense, all appropriate actions, judicial or otherwise, required to assure quiet and peaceable operation of the Hotel by Manager, and shall pay and discharge any rents due under the Hotel Lease, any other ground rents, other lease or rental payments, or any other charges payable by Leasehold Owner relative to the Hotel or any component thereof, including, without limitation amounts due under an Authorized Mortgage. Leasehold Owner may, and upon Manager's request shall, furnish to Manager copies of all documents by and through which Leasehold Owner has the right of possession to the Hotel and the right and ability to enter into this Agreement and by or under which the Hotel is encumbered. Leasehold Owner shall not modify or supplement the Hotel Lease, or any other agreement with any entity that is under common control with Leasehold Owner, in a manner that materially increases any obligation of Manager hereunder or materially reduces the economic benefits to which Manager is entitled pursuant to this Agreement without Manager's prior written consent, which consent Manager may give or withhold in its sole discretion. Leasehold Owner covenants that it will use reasonable, good faith efforts to obtain the consents referred to in Schedule 3.05 to the Agreement by July 1, 2001.

         3.04 Authorized Mortgage. In no event shall Leasehold Owner encumber the Hotel by or under any mortgage, deed of trust or similar instrument other than an Authorized Mortgage, or consent to any such encumbrance by any other party.

         3.05 Representation and Warranty. Leasehold Owner represents and warrants to Manager that, except as disclosed on Schedule 3.05 to the Agreement, it has obtained all necessary consents and other approvals from the holder(s) of any Authorized Mortgages, the Superior Owners under the Hotel Lease, and the lessors under any ground lease applicable to the Hotel, and agrees to obtain all such necessary consents and other approvals with respect to the items listed on Schedule 3.05 to the Agreement.

                                   ARTICLE 4

                     BRAND STANDARDS AND MANAGER'S CONTROL


         4.01 Brand Standards. Manager shall operate the Hotel at the expense of Leasehold Owner in accordance with the provisions of this Agreement, applicable laws and, to the extent economically and legally possible, in accordance with the Brand Standards. Leasehold Owner and Manager each acknowledge that the assurance of operation of the Hotel, now and in the future, in accordance with this Agreement, applicable laws and the Brand Standards, including, without limitation, the standards relating to life safety and quality of the Hotel, are essential to inducing Manager and its Affiliates to undertake this Agreement and must be enforced in the operation of the Hotel at all times to provide the consideration expected by Manager and its Affiliates who have control and other interests in the Brand in entering into this Agreement. Manager reserves the right to revise and amend the Brand Standards from time to time for all hotels within the same general category as the Hotel, but Manager, to the extent feasible, shall consult with Leasehold Owner regarding any such change prior to its implementation. Leasehold Owner acknowledges that Manager and/or its affiliates has an interest in, and an obligation to, maintain and promote the Brand for the benefit of all hotels operating thereunder, and that Manager will, from time to time, take actions and make decisions in order to preserve and protect the Brand. Leasehold Owner also agrees that the Hotel shall be required to participate in Brand-wide quality programs that are generally implemented from time to time by Manager as to similarly situated hotels. The Hotel shall bear its equitable share of the costs of participation in such programs as an Operating Cost of the Hotel in accordance with Manager's standard allocation of such costs, unless such costs should properly be capitalized under the Accounting Principles.

         4.02 Manager's Control. Subject to the terms of this Agreement, Manager shall have uninterrupted control over the operation of the Hotel. Leasehold Owner acknowledges that, under this Agreement, Leasehold Owner delegates all authorities and responsibilities for the operation of the Hotel to Manager. Manager, in the exercise of reasonable discretion and business judgment, shall be solely responsible for determining room rates, food and beverage menu prices and charges to guests for other Hotel services. Manager shall also have sole responsibility, in the exercise of reasonable discretion and business judgment, to determine the terms of guest occupancy and admittance to the Hotel, use of rooms for commercial purposes, policies relating to entertainment, labor policies and publicity and promotion. Manager, to the extent feasible, shall consult with Leasehold Owner prior to the implementation of any material change in policies, practices and procedures, regarding their contemplated effect on the financial performance of the Hotel.

         4.03 Contractual Authority. Subject to the limitations set forth below or contained elsewhere in this Agreement, Manager is and shall be authorized to make, enter into and perform in the name of, for the account of, on behalf of and at the expense of Leasehold Owner any contracts and agreements deemed necessary by Manager to carry out and place in effect the terms and conditions of this Agreement, including the execution by Manager in Leasehold Owner's name of equipment leases, service contracts and the like relating to the Hotel. Notwithstanding anything to the contrary herein, Manager shall not, without Leasehold Owner's prior written approval in an Operating Budget or in a writing delivered separately, execute any contract creating any expense obligation for the Hotel in Leasehold Owner's name, or on its behalf or for its account, which either (a) extends beyond one (1) year, unless such contract is cancelable by Leasehold Owner without penalty thereafter upon thirty (30) days notice or less; or (b) provides for aggregate payments by Leasehold Owner over the life of the contract (taking into account Leasehold Owner's early termination rights, if any) in excess of $25,000.

         4.04 Leasing or Disposition of Retail or Incidental Space or
Facilities.

               (a) Superior Owner and Leasehold Owner shall retain the sole and exclusive right to lease, license or otherwise utilize or dispose of any portions of the Hotel not material to or directly employed by Manager in Hotel operations, specifically including, but not limited to:

                  (i) retail space other than gift shops;

                  (ii) roof-top or other exterior space usable for antennas, towers, signs or other similar displays;

                  (iii) sales desks, offices or telephone stands offering goods or services unrelated to the business of the hotel, to the extent Manager reasonably agrees that such space is available;

                  (iv) pedestrian and/or vehicular access easements, but only to the extent such easements do not interfere with hotel operations;

                  (v) restaurant, parking and garage leases. All restaurant, parking and garage leases entered into after the Effective Date shall be subject to the provisions of Sections 4.05 and 4.06 below.

               (b) It is specifically understood that hotel gift shops, business centers, vending machines and telephone facilities for guest use are material to hotel operations and cannot be so leased, licensed or otherwise utilized by Leasehold Owner without the express written consent of Manager, which consent may be given or withheld in Manager's sole and absolute discretion.

               (c) Leasehold Owner shall have the right to lease, develop and/or sell excess land or structures not required for the continuation of Hotel operations, subject to Manager's approval, which approval shall not be unreasonably withheld or delayed. It is specifically understood that land utilized for guest and employee parking, or structures in which hotel functions are regularly conducted or held, shall be considered "required for the continuation of hotel operations."

         4.05 Leasing of Restaurants. To the extent that leased restaurants are permitted by Brand Standards, Leasehold Owner shall retain the sole and exclusive right to lease all or a portion of the restaurant and catering operations at the Hotel to a third party, provided such third party and the material contractual terms, including the amount of rent payable under any such lease, the restaurant brand, theme, menu offerings and service standards, are approved by Manager, and comply with Brand Standards.

         4.06 Leasing of Parking Facilities. Leasehold Owner shall retain the sole and exclusive right to lease the parking facilities serving the Hotel, or any portion thereof, to a third party, provided such third party and the material contractual terms of any such lease are approved by Manager, and comply with Brand Standards.

                                    ARTICLE 5

                             OPERATION OF THE HOTEL

         5.01 Permits and Legal Requirements. Manager, as an Operating Cost, shall obtain and maintain in full force and effect all necessary licenses and permits, including liquor, bar, restaurant, sign and hotel licenses, as may be required for the operation of the Hotel. All such licenses and permits shall belong to the Hotel and, upon expiration or termination of this Agreement, Manager shall take any and all actions reasonably requested by Leasehold Owner, and at Leasehold Owner's expense, to transfer such licenses and permits to Leasehold Owner or its designee. Manager shall, to the extent within its control, comply with all conditions or requirements set out in or imposed by law in connection with any such licenses and permits and at all times to manage the Hotel in accordance with such conditions and any other applicable legal requirements.

         5.02 Equipment and Supplies. Manager shall procure and provide, subject to Section 9.01 hereof and as an Operating Cost, all such Operating Supplies and

Operating Equipment as Manager deems necessary for the normal and ordinary course of operation of the Hotel in accordance with the Brand Standards.

         5.03 Personnel.

               (a) All personnel employed at the Hotel at all times shall be the employees of Manager or of an Affiliate of Manager. Manager shall, at Leasehold Owner's expense as an Operating Cost, hire, supervise, direct, train, discharge and determine the compensation, other benefits and terms of employment of all personnel working at the Hotel, including the General Manager. Manager shall be the sole judge of the fitness and qualifications of such personnel and, except to the extent otherwise provided in this Agreement, shall be vested with absolute discretion in the hiring, supervising, directing, discharging and determining the compensation, other benefits and terms of employment of such personnel. Manager may elect to staff certain functions at offsite or regional locations, or to provide benefits on a Brand-wide or other multi-location basis and may allocate the employee costs among the hotels participating in such staffing or benefits on a fair and equitable basis. Leasehold Owner shall not interfere with or give orders or instructions to any personnel employed by Manager or any of its Affiliates at the Hotel. However, Leasehold Owner shall be solely responsible for, as an Operating Cost, and shall reimburse and hold Manager harmless from and against all expenses, costs or charges related to or incidental to any personnel, including the General Manager, employed in the operation of the Hotel. Manager shall not grant any employee a relocation package that requires the Hotel to commit to payments in excess of $50,000 as to any one employee without Leasehold Owner's prior approval, which approval shall not be unreasonably withheld or delayed. The $50,000 threshold will be adjusted as of the first day of each Fiscal Year during the Initial Term and any Renewal Term(s) by a percentage equal to the percentage increase in the Consumer Price Index during the prior Fiscal Year.

         (b) Other employees of Manager or an Affiliate of Manager may be assigned temporarily or on a part-time basis to perform services at the Hotel, and the actual expenses incurred by such employees in connection with (i) constructing improvements of additions, renovating, furnishing and supplying the Hotel; (ii) hiring and training Hotel employees; (iii) maintaining the physical condition and appearance of the Hotel; (iv) maintaining and promoting proper operational procedures and practices at the Hotel; and (v) otherwise in connection with the performance of duties undertaken by, or the exercise of rights granted to, Manager in this Agreement shall be reimbursed to Manager by Leasehold Owner as an Operating Cost, and such employees will be entitled to free room and board at the Hotel. All such temporary assignments and travel shall be consistent with Manager's policies governing employee assignments and travel and the Annual Business Plan.

         (c) Notwithstanding anything to the contrary in this Agreement, Manager will consult with Leasehold Owner prior to making any final decision in regard to the hiring, replacement, transfer or termination of the General Manager of the Hotel, provided Manager will have the exclusive authority to make any such decision.

         (d) In the event that, without first obtaining the consent of Leasehold Owner, Manager transfers from the Hotel any employee for whom the Hotel previously incurred relocation costs but who worked at the Hotel less than twenty four (24) months, Manager shall reimburse to the Hotel or credit to the Hotel the portion of such costs equal to the fraction that is the number of months less than 24 since such employee commenced work at the Hotel, divided by 24.

         (e) Unless agreed to by Leasehold Owner in this Agreement, in the Operating Budget or otherwise in writing, compensation, overhead costs, and other expenses of Manager and its parents and Affiliates unrelated to the operation of the Hotel shall not be reimbursable to Manager by Leasehold Owner.

         (f) The costs, fees, compensation or other expenses of any third parties engaged by Leasehold Owner to perform duties of a special nature, directly related to the ownership of the Hotel, such as attorneys and independent accountants, shall be an Ownership Cost and shall be a direct expense of Leasehold Owner which shall not be the responsibility of Manager or an Operating Cost disbursed by Manager from Gross Revenues.

         5.04 Sales, Marketing and Advertising. Manager, on behalf of Leasehold Owner, consistent with the Operating Budget and at Leasehold Owner's expense, shall or shall cause its Affiliates to:

               (a) advertise and promote the business of the Hotel;

               (b) institute and supervise a sales and marketing program for the Hotel;

               (c) include the Hotel in Manager's local, regional and worldwide promotional and advertising programs directed at the leisure, business and meetings markets, as Manager may deem advisable;

               (d) represent the Hotel through Manager's worldwide sales offices;

               (e) include the Hotel in the Bass Hotels & Resorts affinity program (presently called Priority Club) or any successor or supplemental program, including, without limitation, inclusion of the Hotel, where appropriate, in promotional materials distributed to participants of such program;

               (f) coordinate the Hotel's participation in travel programs marketed by airlines, travel agents, meeting planners and government tourist departments when Manager deems the same to be advisable; and

               (g) cause the Hotel to participate in sales and promotional campaigns and activities involving complimentary rooms, food and beverages to bona fide travel agents, meeting planners, tourist officials and airline representatives where Manager has determined that such participation is in furtherance of the Hotel's business and is customary in the travel industry or in the practices and policies of Manager. In the case of any joint or cooperative advertising, sales, marketing or promotion (or other joint or cooperative efforts such as development and/or publication of standardized directories for hotel rooms), Manager shall allocate the costs thereof (without markup or profit to Manager or any Affiliate) fairly and equitably between the Hotel and any other hotels operated under the Brand and participating therein, and the costs thereof shall be an Operating Cost.

         5.05 Reservation and Communication Services. The Hotel shall be included as a participating hotel and eligible to accept reservations via the Reservation System from and after the Effective Date. Manager shall provide the following services to the Hotel through the Reservation System and communications network used by Manager for the hotels operated under the Brand:

               (a) acceptance of reservations for the Hotel through the Reservation System for individual customers and groups who contact Manager directly or through a regional reservation or sales office of Manager;

               (b) acceptance of reservations for the Hotel through other hotels operated under the Brand;

               (c) acceptance of reservations for the Hotel through the reservation systems of other parties in the travel industry, including, without limitation, general sales agencies, with whom Manager may have agreements from time to time whereby the reservation systems of such parties are available for reservations for hotels operated under the Brand; and

               (d) acceptance of reservations for the Hotel received through alternative communications channels such as the Internet.

               (e) Use by the Hotel of the communications network used by Manager for communication between it and hotels operated under the Brand.

Manager shall include the designation "A FelCor Lodging Trust Hotel" on any hotel specific advertising or promotional materials prepared at the Hotel; provided that Manager shall have the right to approve the design and layout with respect to such designation.

         5.06 Maintenance and Repairs.

               (a) Leasehold Owner shall be responsible for providing the funds necessary to maintain the Hotel and its Furniture, Furnishings and Equipment in good repair and in a condition consistent with the Brand Standards.

               (b) Manager shall, on behalf of Leasehold Owner and at Leasehold Owner's expense, make or cause to be made all repairs, replacements, corrections and maintenance items as shall be required in the normal and ordinary course of operation of the Hotel and as shall be required to comply with applicable laws and the Brand Standards. Manager and Leasehold Owner agree that the expenditures for maintenance and repairs in any Fiscal Year shall range between 4.0% and 4.5% of Adjusted Gross Revenues, (after deducting from Adjusted Gross Revenues any sale or lease proceeds received by Leasehold Owner pursuant to Section 4.04 hereof), unless otherwise agreed by Leasehold Owner and Manager in an Operating Budget or in a writing executed separately. Subject to the terms of Section 4.03, Manager is authorized to make and enter into for the account of Owner all contracts and agreement necessary or advisable in Manager's opinion for the repair and maintenance of the Hotel.

         5.07 Capital Expenditures.

               (a) Leasehold Owner acknowledges the necessity of making Capital Replacements in the Hotel both to facilitate the achievement of maximum operating profit from the Hotel and also to maintain the Hotel in accordance with the Brand Standards.

               (b) Leasehold Owner shall expend such amounts for Capital Replacements as shall be required in the normal and ordinary course of operation of the Hotel in accordance with the Brand Standards. Design and installation of Capital Replacements shall be carried out under Leasehold Owner's supervision, unless Leasehold Owner requests Manager in writing to supervise such Capital Replacements, and the costs of design, construction management, technical services fees to Manager, its affiliates or third parties, and similar project-specific services shall be Leasehold Owner's responsibility. After the Capital Replacements Budget, reflecting the level of expenditures set forth below, is agreed upon as provided in Section 6.02(a) and made a part of the applicable Annual Business Plan, Leasehold Owner shall be responsible for any further pricing, scheduling or other capital planning necessary to proceed with any project, absent a separate written agreement with Manager to do so. Leasehold Owner and Manager agree that, with respect to the Managed Hotels considered as a group, expenditures on Capital Replacements shall be, unless otherwise agreed by Leasehold Owner and Manager in the Capital Replacements Budgets or in a writing separately executed, (i) at least 3% of the Adjusted Gross Revenues ((after deducting from Adjusted Gross Revenues any sale or lease proceeds received by Leasehold Owner pursuant to Section 4.04 hereof) of all Managed Hotels during each Fiscal Year and (ii) at least 5% of the Adjusted Gross Revenues (after deducting from Adjusted Gross Revenues any sale or lease proceeds received by Leasehold Owner pursuant to

Section 4.04 hereof) of all Managed Hotels during the most recent three (3) consecutive Fiscal Years. To the extent Leasehold Owner requests Manager, in writing, to supervise any particular Capital Replacements project, Manager and Leasehold Owner will seek to negotiate a technical services agreement that, if and when ultimately executed, shall govern the provision of services related to that project. Notwithstanding the foregoing, if the amounts expended by Leasehold Owner and it Affiliates (plus any amounts authorized to be spent directly by Manager and its Affiliates) on Capital Replacements for all Managed Hotels as a group, at the end of any Fiscal Year, are less than the amounts required to be expended pursuant to this Section 5.07(b) through the end of such Fiscal Year, and Leasehold Owner fails to expend the amount of such shortfall within ninety (90) days following the end of such Fiscal Year, then in such event Manager shall have the right to perform or complete all uncompleted Capital Replacements projects approved for completion prior to the end of such Fiscal Year at Leasehold Owner's expense, at a cost not to exceed 110% of the amount provided therefor within the applicable Capital Replacements Budget, and shall be entitled to payment or reimbursement therefor from the Capital Reserve Account or funds provided by Leasehold Owner as contemplated by this Section 5.07.

               (c) Leasehold Owner shall establish an interest bearing bank account in its name with an institution of its choice to be designated as the FCH/BHR Capital Reserve Account (the "Capital Reserve Account"). Promptly after the end of each Fiscal Month, Manager shall deposit into the Capital Reserve Account an amount equal to three percent (3%) of the Adjusted Gross Revenues (after deducting from Adjusted

Gross Revenues any sale or lease proceeds received by Leasehold Owner pursuant to Section 4.04 hereof with respect to the Hotel) of the Hotel for such Fiscal Month from the Gross Revenues of the Hotel in accordance with Section 8.01 hereof. Designees of both Leasehold Owner and Manager shall be authorized to draw upon the Capital Reserve Account solely for the purposes and under the circumstances provided for herein. In addition, so long as Leasehold Owner, Guarantor, FelCor or any successor thereof maintains an Approved Facility, Manager shall not deposit any funds to the Capital Reserve Account that would increase its balance to more than $1,000,000.

               (d) Manager shall compute, as a book reserve, for each Fiscal Month beginning with the Fiscal Month commencing immediately after the Effective Date, and continuing for each and every month during the Initial Term and any Renewal Term(s) the amount equal to five percent (5%) of aggregate Adjusted Gross Revenues (after deducting from Adjusted Gross Revenues any sale or lease proceeds received by Leasehold Owner pursuant to Section 4.04 hereof) of the Managed Hotels for the preceding thirty-six (36) months ending with the month for which the calculation is made, less capital expenditures actually made on the Managed Hotels during that period (such net amount being the "Cumulative Capital Reserve Balance".)

               (e) The Leasehold Owner may draw on the Capital Reserve Account for the payment of all costs of Capital Replacements that have been made by Leasehold Owner to the Managed Hotels, provided that Leasehold Owner shall have no right to make any such draw at any time that the balance of the Capital Reserve Account is equal to or less than $1,000,000. The Manager may draw on the Capital Reserve

Account, or if the Capital Reserve Account is inadequate, the Manager may make demand upon Leasehold Owner, upon five (5) days written notice, for the payment either directly from Leasehold Owner or from the Approved Facility of all costs of Capital Replacements that have been made by Manager to the Managed Hotels pursuant to the then current Capital Replacements Budget.

               (f) From time to time, but not less frequently than weekly, Leasehold Owner shall make deposits to the Capital Reserve Account in amounts necessary to restore its balance to not less than $1,000,000 or such greater amount as may be necessary (after taking into account anticipated contributions) to pay for budgeted Capital Replacements as they come due; provided, however, that in no event shall Leasehold Owner be required to make any deposits to such Capital Reserve Account which would cause the balance therein to exceed the then Cumulative Capital Reserve Balance.

               (g) In the event that either (i) Leasehold Owner or one of its Affiliates fails or refuses to maintain an Approved Facility or Leasehold Owner fails or refuses to make required timely deposits to the Capital Reserve Account in amounts necessary to restore its balance to $1,000,000 or to pay for budgeted Capital Replacements as they come due, or (ii) the amounts expended by Leasehold Owner and it Affiliates (plus any amounts authorized to be spent directly by Manager and its Affiliates) on Capital Replacements for all Managed Hotels as a group, at the end of any period of three consecutive Fiscal Years, are less than five percent (5%) of aggregate Adjusted Gross Revenues of the Managed Hotels (after deducting from Adjusted Gross Revenues any sale or lease proceeds received by Leasehold Owner pursuant to Section 4.04 hereof) computed for such three-year period, and Leasehold Owner fails to expend the amount of such shortfall within ninety (90) days following the end of such three-year period, then upon either of such events, Manager may commence payment of any cash otherwise distributable to Leasehold Owner from the Sweep Account to the Capital Reserve Account, and in addition may make written demand that Leasehold Owner make deposits within five (5) days into the Capital Reserve Account, until the balance in that account is not less than the Cumulative Capital Reserve Balance. In the event Leasehold Owner fails to fully fund such Cumulative Capital Reserve Balance within such five (5) day period, Manager shall be entitled to retain Net Operating Income of the Hotel and pay such amounts into the Capital Reserve Account until such account is credited with the full amount of the Cumulative Capital Reserve Balance as of the date of such failure by Leasehold Owner.

               (h) Any amounts remaining in the Capital Reserve Account at the close of each Fiscal Year shall be carried forward and retained in the Capital Reserve Account until used for Capital Replacements or otherwise withdrawn as herein provided. All interest earned on, and all proceeds from the sale of items of Furniture, Fixtures and Equipment no longer needed for the operation of the Hotel, shall be deposited in the Capital Reserve Account. Sale of such items shall be made only pursuant to an approved capital expenditure program provided for in the Capital Replacements Budget. Upon termination of this Agreement for any reason, except to the extent of contractual commitments made pursuant to a Capital Replacements Budget, Manager's right to expend any unused funds in the Capital Reserve Account shall terminate and the balance of such fund shall be paid over to Leasehold Owner.

               (i) In the event that a condition should exist in or about the Hotel of an illegal or emergency nature, including any structural condition, which requires immediate repair to protect guests or employees or to preserve and protect the Hotel, or to maintain its insurance coverage or right to permits and licenses or otherwise to permit its continued operation, Manager, on behalf of and at the expense of Leasehold Owner, is hereby authorized to take all steps and to make all expenditures necessary to repair and correct any such condition, regardless whether provisions have been made in the applicable Annual Business Plan for any such emergency expenditures. Upon the occurrence of such an event or condition, Manager shall take reasonable steps to communicate to Leasehold Owner all available information regarding such event or condition as soon as reasonably possible, and to obtain Leasehold Owner's approval before incurring such expenses, and shall not incur expenses in excess of $25,000 without Leasehold Owner's knowledge and consent unless the incurrence of expenses in excess of such amount is unavoidable in the exercise of reasonable business judgment. Expenditures under this Section 5.07(i) shall not be paid from the Capital Reserve Account unless the expenditure relates to an item that should properly be considered a Capital Replacement. To the extent that such expenditures should properly be considered repairs, the same shall be an Operating Cost.

               (j) In the event that at any time during the Initial Term and any Renewal Term(s), repairs to or additions, changes or corrections in the Hotel of any nature shall be required by reason of any laws, ordinances, rules or regulations now or hereafter in force, or by order of any governmental or municipal power, department, agency, authority or officer, Manager shall notify Leasehold Owner thereof promptly following Manager's receipt of any notice thereof and such repairs, additions, changes or corrections thereafter shall be made at the direction of Leasehold Owner, or if Leasehold Owner so directs, by Manager, at Leasehold Owner's expense. Such work shall be accomplished with as little hindrance as possible to the operation of the Hotel. Expenditures under this
Section 5.07(j) shall not be paid from the Capital Reserve Account unless the expenditure relates to an item that should properly be considered a Capital Replacement. To the extent that such expenditures should properly be considered repairs, the same shall be an Operating Cost.


                                    ARTICLE 6

                                 FISCAL MATTERS

         6.01 Accounting Matters and Fiscal Periods.

               (a) Manager shall maintain complete and accurate books and records reflecting the Hotel operations in accordance with the Accounting Principles and shall maintain the same either at the Hotel or at Manager's corporate office. Superior Owner, Leasehold Owner, Manager, any ground lessor or holder of an Authorized Mortgage and their respective independent accounting firms or other representatives shall have the right to examine such books and records at any reasonable time and to make and retain copies thereof.

               (b) At Leasehold Owner's election and as an Ownership Cost, an audit of the financial statements reflecting Hotel operations may be performed annually, and upon a termination or expiration hereof, by a nationally recognized, independent certified public accounting firm appointed by Leasehold Owner. Manager shall cooperate in good faith with Leasehold Owner and its representatives to facilitate such audit. If the aggregate errors identified by such audit result in a difference in the Net Operating Income of the Hotel reflected by such audit and the Net Operating Income of the Hotel reported by Manager hereunder, for any Fiscal Year equal to or greater than 5% of the Net Operating Income of the Hotel so reported by Manager, Manager (at its own cost and not as an Operating Cost) shall reimburse Leasehold Owner for one-half of the cost of such audit that properly relates to the Hotel.

               (c) On or before the fifteenth (15th) day after the close of each calendar month, Manager shall furnish Leasehold Owner with a detailed operating statement setting forth the results of Hotel operations with respect to such month, including a detailed balance sheet and profit and loss statement for the Hotel, setting forth the financial position and results of operations of the Hotel for such calendar month and the calendar year to date, with comparisons to the then current Operating Budget and the previous year's results. Manager shall also provide Leasehold Owner with such additional operating and financial data as Leasehold Owner may reasonably request, the cost of providing all said financial and operating data and accounting services on a centralized basis shall be included within the Accounting Fee charged by Manager pursuant to
Section 7.03, which shall be an Operating Cost. Attached hereto as Exhibit B and made a part hereof is a form of the financial statements to be provided by Manager, as agreed upon by the parties as of the Commencement Date, which may be modified from time to time by agreement of the parties.

         6.02 Budgets.

               (a) The Annual Business Plan for Fiscal Year 2001 has been approved by the parties. Commencing in Fiscal Year 2001, Manager shall submit to Leasehold Owner (i) a proposed Capital Replacements Budget ninety (90) days prior to the first day of each subsequent Fiscal Year, and (ii) a projection of revenues, together with a marketing plan, and a projection of expenses forty-five (45) days prior to the first day of such Fiscal Year. All of such budgets and projections shall relate to the ensuing full or partial Fiscal Year, as the case may be, shall provide for the operation, equipping and maintenance of the Hotel in compliance with the Brand Standards, and shall contain the items or information described in Exhibit F. As part of each Budget, Manager shall specify which expense items represent an allocation of internal costs of Manager and/or its Affiliates to the Hotel and shall explain the basis for such allocation. Such proposed budgets, projections and plans, when approved by Leasehold Owner, will comprise the "Annual Business Plan" for the Hotel. Manager shall provide Leasehold Owner, upon request, all details, information and assumptions used in preparation of the Annual Business Plan. Manager shall review the Annual Business Plan with Leasehold Owner and, subject to Leasehold Owner's approval, Manager shall implement such Annual Business Plan during the successive Fiscal Year. Leasehold Owner's approval of the Annual Business Plan shall not be unreasonably withheld or delayed and shall be deemed given unless a written objection thereto is delivered by Leasehold Owner to Manager within forty-five (45) days after Leasehold Owner receives such budgets from Manager.

               (b) Manager shall not be deemed to have made any guaranty, warranty or representation whatsoever in connection with any Annual Business Plan, and Leasehold Owner acknowledges that the Annual Business Plan is intended only as a reasonable estimate. Manager shall from time to time, issue periodic forecasts of operating performance, and may revise the Operating Budget as necessary to reflect any unpredicted significant changes, variables or events or to include significant additional unanticipated items of income or expense. Any such revision to the Operating Budget shall be submitted to Leasehold Owner for approval, which approval shall not be unreasonably withheld or delayed.

               (c) In administering the Annual Business Plan, Manager may reallocate between budget line items within the same general divisional classification of budget items shown in the Operating Budget, so long as such reallocation does not materially and adversely affect the purposes for which the original budget line items were intended. Manager is also authorized to make expenditures for taxes, insurance, utilities and other essential operating items billed to the Hotel at the actual costs thereof, regardless of the amount budgeted therefor. Notwithstanding the foregoing, once an Annual Budget Plan has been approved by Leasehold Owner, Manager shall not (i) materially increase any allocation of the internal costs of Manager and/or its Affiliates to this Hotel or (ii) deviate materially from the strategies and plans reflected therein, as revised, without the prior approval of Leasehold Owner, which approval shall not be unreasonably withheld or delayed.

               (d) In the event Leasehold Owner shall disapprove or raise any objections to the proposed Annual Business Plan, or any revisions thereto, Leasehold Owner and Manager shall cooperate with each other in good faith to resolve the disputed or objectionable proposed budget items. Leasehold Owner must disapprove any objectionable matters in the proposed Annual Business Plan, or revisions thereto, on a specific line-by-line basis to establish which, if any, specific line items are not acceptable to Leasehold Owner, and must state its grounds for objection. In the event Leasehold Owner and Manager are not able to resolve the disputed or objectionable items within a period of thirty (30) days after the date on which Leasehold Owner provides written notice of its objections to Manager, either party shall be entitled to submit the dispute to arbitration by a panel of three (3) neutral arbitrators, who shall conduct the arbitration proceedings in accordance with the provisions of this Agreement and the rules of the American Arbitration Association. Unless otherwise mutually agreed by Leasehold Owner and Manager, the arbitration proceedings shall be conducted at the location of the Hotel. All arbitrators shall be persons with recognized expertise in the operation of hotels of similar size and class as the Hotel. The party desiring arbitration shall give written notice to that effect to the other party, specifying in such notice the name, address and professional qualifications of the person designated by such party to act as a neutral arbitrator. Within fifteen (15) days after receipt of such notice, the other party shall give written notice to the party desiring such arbitration specifying the name, address and professional qualifications of the person designated by it to act as a second neutral arbitrator. The two neutral arbitrators so appointed shall, within fifteen (15) days thereafter, select a third neutral arbitrator. As soon as practicable after the selection of the third arbitrator, and no later than fifteen (15) days thereafter, the parties shall submit their positions on each disputed item in writing to the three arbitrators. In so submitting their positions, each party shall state only one substantive proposal as a resolution for each disputed item. The arbitrators shall not consider multiple or alternative positions from either party with respect to a disputed item and shall vote only in the affirmative or negative on each item. The arbitrators shall be required to agree upon and approve the substantive position of either Leasehold Owner or Manager with respect to each disputed item, and shall not be authorized to agree upon any alternative substantive position that has not been presented to the arbitrators by Manager or Leasehold Owner. A majority vote shall be decisive. The decision of the arbitrators so chosen shall be given within a period of twenty (20) days after the appointment of such third arbitrator. The decision in which any two (2) arbitrators so appointed and acting hereunder concur in writing with respect to each disputed item shall in all cases be binding and conclusive upon Leasehold Owner and Manager and a copy of said decision shall be forwarded to the parties. The fees and expenses of the arbitrators shall be paid one-half by Leasehold Owner and one-half by Manager and not as an Operating Cost.

               (e) If the party receiving a request for arbitration fails to appoint its arbitrator within the time above specified, or if the two arbitrators so selected cannot agree on the selection of the third arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third arbitrator, as the case may be, by application to any judge of any court in the jurisdiction where the Hotel is located which has original jurisdictional authority over contractual disputes involving a claim equal to the aggregate of the disputed budget items upon ten (10) days prior written notice to the other party of such intent.

               (f) With respect to the Annual Business Plan, in the event Leasehold Owner and Manager are not able to resolve the disputed or objectionable matters raised by Leasehold Owner prior to the commencement of the applicable Fiscal Year, either voluntarily or by means of arbitration, Manager shall be authorized to operate the Hotel in accordance with the proposed Annual Business Plan; provided, however, that as for disputed budget items, Manager may not expend more than the previous year's budgeted amount for such item (if any), increased by a percentage equal to the increase in the Consumer Price Index during the prior Fiscal Year, and, further provided, that Manager is not authorized to expend sums in addition to the amount so deemed to be budgeted, notwithstanding the provisions of this Section 6.02(f), except in instances contemplated by Sections 5.07(j) and (k). For purposes of this section, "increase in the Consumer Price Index during the prior Fiscal Year" shall mean the percentage increase (if any) in the Consumer Price Index between the December immediately preceding such prior Fiscal Year and the December at the end of such prior Fiscal Year.

         6.03 Bank Accounts.

               (a) Manager, in the name of Leasehold Owner, shall establish one or more bank accounts, which may include payroll, investment, concentration and payables accounts and such additional accounts as Manager shall deem advisable (collectively, the "Sweep Account"), at such bank or banks as may be mutually selected by Leasehold Owner and Manager, for deposit of all revenues from the Hotel and the other Managed Hotels and the payment of expenditures for the Hotel and the other Managed Hotels. Manager shall use commercially reasonable efforts to cause all funds on deposit in the Sweep Account, at any time, to be invested or otherwise to earn interest. The Sweep Account shall be separate and distinct from any other accounts, reserves or deposits required by this Agreement, and Manager's designees who are included in the coverage of any required fidelity or similar insurance shall be the only parties authorized to draw upon such accounts; provided, however, such designees shall only be authorized to draw upon the Sweep Account for purposes authorized by the terms of this Agreement and similar agreements with respect to the other Managed Hotels. Checks or other items of withdrawal shall be handled in accordance with standard practices and procedures in effect for Manager and its Affiliates from time to time. Upon the Effective Date, Leasehold Owner shall deposit in the Sweep Account a sum equal to one hundred and fifteen thousand dollars ($115,000) for each Managed Hotel (such amount, as adjusted as described below, the "Minimum Working Capital Balance"). Such amount is based upon the purchasing power of money at the Effective Date, and Manager annually shall adjust the same with reference to the Consumer Price Index to retain the same purchasing power and notify Leasehold Owner of the amount and manner of such adjustment. The Minimum Working Capital Balance shall serve as working capital for Hotel operations. Upon request by Manager, Leasehold Owner immediately shall deposit to the Sweep Account sufficient funds to make up any deficiency in the Minimum Working Capital Balance.

               (b) Manager shall have exclusive control of the Sweep Account. Subject to the requirements of any Authorized Mortgage, all sums received from the operation of the Hotel shall be deposited in, and any and all items paid by Manager by virtue of its management of the Hotel shall be paid from, the Sweep Account. Interest earned on any balances shall be deposited to the Sweep Account. Nothing contained herein shall be construed to deprive Manager of the right to maintain separate payroll accounts or local depository accounts for individual hotels (for collection and daily transmission of receipts to the Sweep Account).

               (c) The Capital Reserve Account shall be established as provided in Section 5.07(c).

               (d) Funds in all bank accounts maintained pursuant to this Agreement shall be subject only to the liens and prior interests of an Authorized Mortgage, and then only to the extent of funds allocable to the one or more Managed Hotels that is subject to such Authorized Mortgage. Manager shall be entitled to commingle the funds of the Hotel with the funds of all other Managed Hotels in the Sweep Account, but not with any other funds of Manager or any third party, until otherwise notified in writing by Leasehold Owner or the holder of an Authorized Mortgage that the funds of the Hotel are required to be segregated under the terms of such Authorized Mortgage. Leasehold Owner shall not, subsequent to the Effective Date, enter into any new Authorized Mortgage containing cash management requirements inconsistent with this Agreement, or consent to the amendment of the cash management provisions of any existing Authorized Mortgage, without Manager's prior written consent, which consent shall not be unreasonably withheld or delayed. Manager shall cooperate with Leasehold Owner in assuring that the requirements of all Authorized Mortgages regarding bank accounts and the withdrawal of cash therefrom are satisfied.


                                    ARTICLE 7

                                 FEES TO MANAGER


         7.01 Management Fees. As consideration for the management and operation of the Hotel by Manager and such other services as are provided by Manager pursuant to this Agreement, and subject to Section 8.01 hereof, Manager shall have the right to withdraw from the Sweep Account and retain a Basic Management Fee and an Incentive Management Fee as follows:

               (a) The Basic Management Fee shall be equal to the percentage of Adjusted Gross Revenues set forth in this Agreement, plus the percentage of Rooms Revenues set forth in this Agreement, during each Fiscal Month in the Initial Term and any Renewal Term. The Basic Management Fee for the immediately preceding Fiscal Month shall be payable to Manager on the first (1st) day of the next succeeding calendar month from the Sweep Account. The Basic Management Fee for any period less than a full 12-month Fiscal Year shall be paid on the basis of the Basic Management Fee earned for the applicable period.

               (b) In addition to the Basic Management Fee, Manager shall be entitled to receive an Incentive Management Fee based upon the combined "Tier 1 Incentive Profit", "Tier 2 Incentive Profit", and "Tier 3 Incentive Profit", if any, of all of the Managed Hotels, considered in the aggregate.

                  (i) The Tier 1 Incentive Profit shall be computed as follows:


                           (A) the aggregate Adjusted Net Operating Income of
                  all Managed Hotels for the applicable period, minus


                           (B) the product of the applicable Tier 1 ROI
                  Percentage (8.50% in 2001 and, for subsequent years, as adjusted in the manner provided in subsection (b)(v) of this
                  Section 7.01) multiplied by Leasehold Owner's aggregate Investment Basis in all of the Managed Hotels for the Fiscal Year for which the computation is being made, as adjusted in the manner provided in subsections (b) (v) and (vi) of this
                  Section 7.01.

         If there is any positive "Tier 1 Incentive Profit", as so computed, for the Managed Hotels as a group, then Manager shall be paid a "Tier 1 Incentive Management Fee" equal to the lesser of the following: (1) the product of 25% (the "Tier 1 Incentive Management Fee Percentage") times the Tier 1 Incentive Profit, or (2) the product of the "Maximum Tier 1 Incentive Profit" multiplied by the applicable Tier 1 Incentive Management Fee Percentage. The Maximum Tier 1 Incentive Profit shall be computed as follows: multiply (x) the applicable Tier 2 ROI Percentage minus the applicable Tier 1 ROI

         Percentage, by (y) Leasehold Owner's Investment Basis in all of the Managed Hotels for the Fiscal Year for which the computation is being made, as adjusted in the manner provided in subsections (b) (v) and
         (vi) of this Section 7.01, and then divide the product so obtained by one (1) minus the Tier 1 Incentive Management Fee Percentage.

                  (ii) The Tier 2 Incentive Profit shall be computed as follows:


                           (A) the aggregate Adjusted Net Operating Income of
                  all Managed Hotels for the applicable period, minus


                           (B) the product of the applicable Tier 2 ROI
                  Percentage (9.50% in 2001 and, for subsequent years, as adjusted in the manner provided in subsection (b)(v) of this
                  Section 7.01) multiplied by Leasehold Owner's aggregate Investment Basis in all of the Managed Hotels for the Fiscal Year for which the computation is being made, as adjusted in the manner provided in subsections (b) (v) and (vi) of this
                  Section 7.01, minus


                           (C) the Tier 1 Incentive Management Fee.


         If there is any positive "Tier 2 Incentive Profit", as so computed, for the Managed Hotels as a group, then Manager shall be paid a "Tier 2 Incentive Management Fee" equal to the lesser of the following: (1) the product of 50% (the "Tier 2 Incentive Management Fee Percentage") times the Tier 2 Incentive Profit, or (2) the product of the "Maximum Tier 2 Incentive Profit" multiplied by the applicable Tier 2 Incentive Management Fee Percentage. The Maximum Tier 2 Incentive

         Profit shall be computed as follows: multiply (x) the applicable Tier 3 ROI Percentage minus the applicable Tier 2 ROI Percentage, by (y) Leasehold Owner's Investment Basis in all of the Managed Hotels for the Fiscal Year for which the computation is being made, as adjusted in the manner provided in subsections (b) (v) and (vi) of this Section 7.01, and then divide the product so obtained by one (1) minus the Tier 2 Incentive Management Fee Percentage.


                  (iii) The Tier 3 Incentive Profit shall be computed as follows:


                           (A) The aggregate Adjusted Net Operating Income of
                  all Managed Hotels for the applicable period, minus

                           (B) The product of the applicable Tier 3 ROI
                  Percentage (10.50% in 2001 and, for subsequent years, as adjusted in the manner provided in subsection (b)(v) of this
                  Section 7.01) multiplied by Leasehold Owner's aggregate Investment Basis in all of the Managed Hotels for the Fiscal Year for which the computation is being made, as adjusted in the manner provided in subsections (b) (v) and (vi) of this
                  Section 7.01, minus

                           (C) The sum of the Tier 1 Incentive Management Fee
                  and the Tier 2 Incentive Management Fee.


If there is any positive "Tier 3 Incentive Profit", as so computed, for the Managed Hotels as a group, then Manager shall be paid a Tier 3 Incentive Management Fee equal to 20% (the "Tier 3 Incentive Management Fee Percentage") of such Tier 3 Incentive Profit.

                  (iv) The sum of the Tier 1 Incentive Management Fee, the Tier 2 Incentive Management Fee and the Tier 3 Incentive Management Fee shall be known herein as the "Incentive Management Fee." An example of the calculation of the Incentive Management Fee is set forth on Exhibit H attached hereto and hereby made a part hereof.


                  (v) After calendar year 2001, the Tier 1 ROI Percentage, Tier 2 ROI Percentage and Tier 3 ROI Percentage each shall be increased annually by a percentage equal to the percentage increase in the Consumer Price Index during the immediately preceding calendar year.


                  (vi) If a Fiscal Year consists of less than twelve (12) calendar months or if during any Fiscal Year, any hotel ceases to be a Managed Hotel or any additional hotel becomes a Managed Hotel, then for the purpose of calculating the Incentive Management Fee for such Fiscal Year (A) the Adjusted Net Operating Income for each such hotel shall be included only for the period during which it constituted a Managed Hotel, (B) Leasehold Owner's Investment Basis in the Managed Hotels at the end of the immediately preceding Fiscal Year shall be (1) increased by the Investment Basis in any hotel which first becomes a Managed Hotel during such Fiscal Year, multiplied by a fraction, the numerator of which is the number of days during such Fiscal Year that it was a Managed Hotel and the denominator of which is 365, and (2) decreased by the Investment Basis in any hotel which ceases to be a Managed Hotel during such Fiscal Year, multiplied by a fraction, the numerator of which is the number of days during the Fiscal Year that it was no longer a Managed Hotel and the denominator of which is 365.

               (vii) The Incentive Management Fee will be paid from the Sweep Account, subject to Section 8.01 hereof, thirty (30) days following the end of each calendar quarter, on a year-to-date basis, with a year end reconciliation of the Incentive Management Fee for such Fiscal Year being made no later than forty-five (45) days following the end of such Fiscal Year. For purposes of quarterly calculations, the Quarterly Tier 1 ROI Percentage, the Quarterly Tier 2 ROI Percentage and the Quarterly Tier 3 ROI Percentage shall be defined as one fourth of the Tier 1 Incentive Management Fee Percentage, the Tier 2 Incentive Management Fee Percentage and the Tier 3 Incentive Management Fee Percentage, respectively. For purposes of the year-end reconciliation, the Tier 1 Incentive Management Fee Percentage, the Tier 2 Incentive Management Fee Percentage and the Tier 3 Incentive Management Fee Percentage shall be used.

Within thirty (30) days after the end of each calendar quarter Leasehold Owner shall provide a calculation of the Investment Basis for all Managed Hotels applicable to such quarter, certified as true and accurate by a financial officer of Leasehold Owner.

         7.02 Services Contribution/Priority Club Charge. Manager shall have the right to withdraw from the Sweep Account and pay itself or its applicable Affiliate the Services Contribution and the Priority Club Charge as follows:

                  (a) The Services Contribution shall be equal to (i) three percent (3%) of the Rooms Revenue in each Fiscal Month or part thereof during the Initial Term and any

Renewal Term(s) with respect to Managed Hotels operated under the Crowne Plaza and Holiday Inn Sunspree Brands, and (ii) two and one half percent (2.5%) of the Rooms Revenue in each Fiscal Month or part thereof with respect to Managed Hotels operated under the Holiday Inn, Holiday Inn Express and Holiday Inn Select Brands, during the Initial Term and any Renewal Term(s), subject to adjustment from time to time for hotels within the same general category as the Hotel. The Services Contribution is to be paid into the Bass Hotels & Resorts System Fund and is to be used for Brand marketing and reservations activities. The Services Contribution for each Fiscal Month shall be paid to Manager by the first (1st) day of the next succeeding calendar month from the Sweep Account.

                  (b) The Priority Club Charge shall be equal to five percent (5%) of the Adjusted Gross Revenue (less sale proceeds received by Leasehold Owner pursuant to Section 4.04 hereof with respect to the Hotel) derived from Priority Club Members staying at the Hotel for each Fiscal Month during the Initial Term and any Renewal Term(s), subject to adjustment from time to time for hotels within the same general category as the Hotel. The Priority Club Charge for the immediately preceding Fiscal Month shall be paid to Manager by the first (1st) day of the next succeeding Fiscal Month from the Sweep Account and shall constitute the sole and exclusive expense or charge for the services to be provided by Manager under Section 5.04(e) of this Agreement.

         7.03 Accounting Fee. The Accounting Fee initially shall be Fifteen Dollars ($15.00) per guest room for each Fiscal Month or part thereof during the Initial Term and any Renewal Term(s). The Accounting Fee for the immediately preceding Fiscal Month shall be paid to Manager by the first (1st) day of the next succeeding Fiscal Month from the Sweep Account. For each Fiscal Year beginning after December 31, 2001, the Accounting Fee shall be increased or decreased by the percentage increase or decrease in the Consumer Price Index during the immediately preceding Fiscal Year. In consideration for the Accounting Fee, Manager will perform the accounting services described in Article 6 hereof and/or in Exhibit G attached hereto and made a part hereof.

         7.04 Technology Fee. The Technology Fee initially shall be $7.78 per guest room for each Fiscal Month or part thereof during the Initial Term and any Renewal Term. The Technology Fee for the immediately preceding Fiscal Month shall be paid to Manager by the first (1st) day of the next succeeding Fiscal Month from the Sweep Account. Manager shall have the right to increase the Technology Fee from time to time for hotels within the same general category as the Hotel, provided, however, that Manager shall not increase the Technology Fee by more than ten percent (10%) in any Fiscal Year.

         7.05 Reimbursements. Manager shall be entitled to withdraw from the Sweep Account, as an Operating Cost, the amounts necessary to reimburse itself and its Affiliates for the costs arising for travel agent commission programs, field marketing co-op programs, hotel marketing association programs (including, without limitation, the Crowne Plaza Hotel Marketing Association Fee in effect from time to time, where applicable) and similar activities in which the Hotel participates. In addition, to the extent that Manager or any of its Affiliates have advanced amounts that shall properly be treated as Operating Costs, Manager shall be entitled to reimburse such amounts from the Sweep Account. With respect to any amounts withdrawn from the Sweep Account by Manager to reimburse itself or its Affiliates, the same shall be consistent with the Annual Business Plan.

                                   ARTICLE 8

                                 DISBURSEMENTS

     8.01 Priority of Disbursements. As and when received by Manager, all Gross Revenues shall be deposited into the Sweep Account created pursuant to the requirements of Section 6.03. Manager shall in turn disburse, for and on behalf of Leasehold Owner, funds from the Sweep Account in the following order of priority and to the extent of funds available:

          (a) To the persons entitled thereto, when due, all Operating Costs, including the Basic Management Fee, the Services Contribution, Priority Club Charge, the Accounting Fee and the Technology Fee set out in Article 7, as provided therein, and all properly reimbursable expenses then due Manager under this Agreement;

          (b) To the persons entitled thereto, when due, such of the following Ownership Costs as Leasehold Owner elects in writing to have paid directly by Manager, which shall be disbursed to the extent of funds remaining available:
(i) Debt Service; (ii) an amount (annualized) to satisfy property taxes and assessments; (iii) an amount (annualized) to satisfy fire and extended coverage insurance premiums; (iv) rental pursuant to the Hotel Lease or any ground lease, or any other lease payments;

(v) payment of previously earned but unpaid Incentive Management Fees; (vi) expenditures under Section 5.07, including those for Capital Replacements; and
(vii) contributions to the Capital Reserve Account; and

          (c) the Incentive Management Fee, if and when applicable.

          (d) To Leasehold Owner, prior to the close of each business day, the amount on deposit in the Sweep Account, if any, that is in excess of the Minimum Working Capital Balance for all Managed Hotels.

Notwithstanding anything to the contrary in this Agreement, Manager shall have no obligation to make payment or incur obligations pursuant to this Agreement unless Manager is reasonably certain that funds to complete such payments and discharge such obligations will be available as the amounts come due. Leasehold Owner shall remain liable for all Operating Costs and other amounts coming due under this Agreement.

                                   ARTICLE 9

                                 OTHER SERVICES

     9.01 Transactions With Affiliates. Manager shall be entitled to contract with companies that are Affiliates (or companies in which Manager has an ownership interest if such interest is not sufficient to make such a company an Affiliate) to provide goods and/or services to the Hotel; provided that the delivered prices and/or terms for such goods and/or services are competitive. Additionally, Manager may contract for the purchase of goods and/or services for the Hotel with third parties that have other contractual relationships with Manager or its Affiliates, so long as the delivered prices and terms are competitive. In determining, pursuant to the foregoing, whether such delivered prices and/or terms are "competitive", they will be compared to the prices and/or terms which would be available from reputable and qualified sellers of the same goods and/or services of similar quality. In conducting such a comparison, the goods and/or services which are being purchased will be grouped in reasonable categories and compared to similar groups of goods/services offered by the other sellers, rather than being compared item by item Manager may include within such prices a reasonable charge for corporate overhead for Manager and Manager's Affiliates (or other companies in which Manager has an ownership interest if such interest is not sufficient to make such a company an Affiliate) and all allowances, credits, rebates, commissions and discounts received with respect to any such purchases, after deduction for such overhead, shall be credited to the Hotel.

     9.02 Optional Services. Leasehold Owner acknowledges that Manager and its Affiliates provide optional non-mandatory services which may relate to the Hotel in addition to those which are considered in or encompassed by this Agreement, such as, by way of example, construction project management or technical services including design, architectural, engineering and estimating services. Such additional services shall be performed by Manager only upon agreement of Leasehold Owner and Manager, pursuant to a separate written agreement between Leasehold Owner and Manager. Leasehold Owner agrees to consider in good faith any proposals presented to it by Manager or any of its Affiliates for such additional services relative to the Hotel; it being understood, however that this Section 9.02 shall in no event be construed to require Leasehold Owner to accept any such proposals.


                                   ARTICLE 10

                             SIGNS AND SERVICE MARKS

     10.01 Use of Name. The Hotel shall (subject to the other provisions of this Section 10.01) be known and designated as a hotel operating under the Brand or such other hotel brand and/or name as the parties hereto agree in writing. Leasehold Owner acknowledges that the Brand is a registered System Mark of Manager or its Affiliate and that the Brand is and shall continue to be the sole property of Manager or its Affiliates. Leasehold Owner agrees and acknowledges the exclusive right of ownership of Manager and its Affiliates to the Brand, the System Marks and the Reservation System. Leasehold Owner hereby disclaims any right or interest therein, regardless of the legal protection afforded thereto. It is acknowledged that in the future Manager may determine to change the name of the chain from the Brand to another name, and, in connection with such change, Manager may determine to convert the name of the hotels in the chain, including the Hotel, from the Brand to another designation; provided, however, that Manager, at its sole cost and expense, shall pay any expenses associated with such change, including, but not limited to, the cost of signage at the Hotel. Leasehold Owner hereby consents to any such change of name that is acceptable to Manager and that is generally effected within the Brand. If such change is effected, references in this Agreement to the Brand shall instead or also (as appropriate) be deemed to refer to such new chain name or names. As used in this

Article 10 with reference to the Brand and the other System Marks, the term Manager shall mean and include Manager and any Affiliate(s) of Manager that from time to time may own the Brand and System Marks. Leasehold Owner shall not use any System Marks or any combination or variation thereof in the name of any partnership, corporation or other business entity, nor allow the use thereof by others. Leasehold Owner shall not make, or allow another to make, reference to any System Marks, or any combination or variation thereof, directly or indirectly, in connection with Leasehold Owner's participation in a public sale of securities or other comparable means of financing without the prior written consent of Manager or its Affiliate as applicable; provided, however, that any factual reference to the Hotel in any written material prepared by Leasehold Owner may contain the applicable Brand name without the consent of Manager; and provided further, that Leasehold Owner may further display one or more of the System Marks in such written material so long as it is not done in such a way as to suggest or imply that Manager, any of its affiliates, or the owner of the System Marks participates in, supports, or endorses such public sale of securities in any way.

     10.02 Cancellation or Termination. In the event of termination or cancellation of this Agreement, whether as a result of a default by Manager or otherwise, Leasehold Owner shall not hold itself out as, or operate the Hotel under the Brand, and will immediately cease using the Brand, and all other System Marks in connection with the name or marketing of the Hotel and will immediately cease use of any item bearing or referring to any System Marks associated with the Brand or Manager. Leasehold

Owner shall within thirty (30) days of the date of termination or cancellation of this Agreement have destroyed, or shall have sold and/or transferred to another Managed Hotel being operated under the Brand or any other hotel authorized by Manager or its Affiliate to use the Brand, all Furnishings and Equipment, Operating Equipment and Operating Supplies bearing any System Marks of Manager. Specifically, it is understood and agreed that Leasehold Owner may not make any use of such property from and after such termination or cancellation unless Leasehold Owner is specifically authorized in writing (whether under license from Manager or otherwise, but other than by reason of this Agreement) to use property bearing any System Marks of Manager; nor may Leasehold Owner dispose of such property to any person or entity whatsoever unless such person or entity's use of such property is specifically authorized in writing by Manager (whether under license from Manager or otherwise) to include use of property bearing any System Marks of Manager.

     10.03 System Mark Litigation. In the event the Hotel, Leasehold Owner or Manager is the subject of any litigation or action brought by any party seeking to claim rights in or to restrain the use of any System Mark used by Manager in connection with the Hotel, then any such litigation or action shall be defended entirely by and at the expense of Manager, notwithstanding that Manager may or may not be named as a party thereto. Leasehold Owner shall not have the right to bring suit against any user of any System Mark. In all cases the conduct of any suit whether brought by Manager or instituted against Leasehold Owner and/or Manager shall be under the absolute control of counsel to be nominated and retained by Manager notwithstanding that Manager may not be a party to such suit. Manager shall hold Leasehold Owner harmless from and indemnify Leasehold Owner against any amounts voluntarily paid in connection with a settlement and any judgments or awards of any court or administrative agency of competent jurisdiction, whether such awards be in the form of damages, costs or otherwise which Leasehold Owner is required to pay as a result of Manager using any of its System Marks as the name of or in connection with the operation of the Hotel in accordance with the terms of this Agreement.

                                   ARTICLE 11

                                   INSURANCE

     11.01 Insurance Coverage. Leasehold Owner agrees to procure and maintain, at all times during the Initial Term and any Renewal Term(s), reasonable and adequate amounts of casualty, liability and other usual and customary types of insurance (other than worker's compensation insurance, which will be procured by Manager), including, but not limited to, the minimum insurance coverages as are set forth in Exhibit C attached hereto and made a part hereof. Leasehold Owner acknowledges and agrees that Manager has not made any representations or warranties regarding the adequacy of the insurance coverages set forth in Exhibit C for Leasehold Owner and Leasehold Owner's agents, employees, guests and invitees. Subject to the minimum coverage requirements of this Agreement, Leasehold Owner shall retain the sole and exclusive authority to control the placement of all property and liability insurance with respect to Managed Hotels. Leasehold Owner shall allocate the costs and any deductible amounts among the Managed Hotels in a fair and equitable manner, taking into consideration the nature of the risk covered and the loss experience of the Hotel. Such insurance may be carried under blanket policies covering the Hotel and other locations provided such policies otherwise comply with all of the requirements of Exhibit C hereto. Manager shall be responsible for complying with all governmental requirements for workers' compensation insurance or similar coverage, as an Operating Cost, and shall maintain accruals with respect to workers' compensation insurance (or liability in lieu thereof) only to the extent required by applicable law or generally accepted accounting principles. Such accruals shall be subject to review by Leasehold Owner, from time to time, upon request.

     11.02 Insurance Policies.

          (a) All insurance provided for under this Article 11 shall be effected by policies issued by insurance companies of good reputation and of sound financial responsibility and shall be subject to Manager's approval.

          (b) Notwithstanding anything herein to the contrary, this Agreement shall not be effective until all required insurance coverage has been obtained and evidence thereof, in the form of certificates of insurance, has been furnished to Manager.

          (c) All insurance policies shall be renewed, and proof of such renewals shall be delivered to Manager at least ten (10) days prior to their respective expiration dates. Certificates of insurance shall be sent to:

                              [Manager Entity Name]
                              c/o Bass Hotels & Resorts, Inc.
                              Risk Management Department
                              Three Ravinia Drive
                              Suite 2900

                              Atlanta, Georgia 30346-2149
                              Attn:  Risk Manager




          (d) All liability insurance policies procured by Leasehold Owner shall be written in the name of Leasehold Owner with Manager, the Superior Owner, Manager's Affiliate(s), any ground lessor, mortgagee(s) and other beneficiaries being named thereon as additional insureds. Workers' compensation insurance and other employment-related insurance (with respect to which it is impractical and inappropriate to name other parties as additional insureds) shall be entered into directly by Manager as the employer.

          (e) All property insurance policies shall be endorsed specifically to the effect that the proceeds of any building, contents or business interruption losses shall be made payable to Leasehold Owner, except as may be otherwise required by any mortgagee. All such policies of insurance shall also be endorsed specifically to the effect that such policies shall not be canceled or materially changed without at least thirty (30) days' prior written notice to Leasehold Owner, the mortgagee(s) and Manager. Leasehold Owner shall use all reasonable efforts to cause any policy to provide that the insurer shall not have any rights of subrogation to any claim that either party hereto may have or acquire against the other. Neither Leasehold Owner nor Manager shall have any claim against the other with respect to the failure of any insurance carrier to provide the coverage or protection placed with such carrier as contemplated by this Agreement.

          (f) All coverage limits and deductible amounts set forth in Exhibit C shall be reviewed by Leasehold Owner and Manager from time to time for the purpose of determining the coverage limits and deductible amounts then appropriate for properties similar in type and construction to the Hotel and for the nature of the business being conducted. Manager and Leasehold Owner shall cooperate in good faith to arrive at an agreement on such matters.

                                   ARTICLE 12

                          INDEMNITY AND RELATED MATTERS

     12.01 Indemnification. Except as otherwise provided herein, Leasehold Owner and Manager mutually agree for the benefit of each other to look only to the appropriate insurance coverages in effect pursuant to this Agreement in the event any demand, claim, action, damage, loss, liability or expense occurs as a result of injury to person or damage to property by reason of any cause whatsoever, regardless of whether any such demand, claim, action, damage, loss, liability or expense is caused or contributed to by, or results from the negligence of, Leasehold Owner or Manager or their respective subsidiaries, Affiliates, employees, directors, officers, agents or independent contractors and regardless whether the injury to person or damage to property occurs in and about the Hotel or elsewhere, as a result of the performance of this Agreement.


     Nevertheless, in the event the insurance proceeds are insufficient or there is no insurance coverage to satisfy the demand, claim, action, loss, liability or expense and the same did not arise out of the gross negligence or willful misconduct of Manager, or its subsidiaries or Affiliates, Leasehold Owner agrees, at its expense as an Operating

Cost, to indemnify and hold Manager and its subsidiaries, Affiliates, officers, directors, employees, agents and independent contractors harmless, to the extent of the excess liability. For purposes of this Section, any deductible amount under any policy of insurance shall not be deemed to be included as part of collectible insurance proceeds. This indemnity shall be in addition to the general right of Manager to be indemnified as an agent.


          Notwithstanding anything contained in this Agreement to the contrary (including without limitation the preceding provisions of this Section), Manager shall indemnify, defend and hold harmless Leasehold Owner and Leasehold Owner's subsidiaries, Affiliates, officers, directors, employees, agents, partners, shareholders or independent contractors, from all demands, claims, actions, loss, liability or expense which is not covered by insurance and which is determined to have resulted from the gross negligence or willful misconduct of Manager, or its subsidiaries or Affiliates, in connection with the operation of the Hotel.

     12.02 Survival. The provisions of this Article 12 shall survive any cancellation, termination or expiration of this Agreement and shall remain in full force and effect until such time as the applicable statute of limitation shall cut off all demands, claims, actions, damages, losses, liabilities or expenses which are the subject of the provisions of this Article 12.

     12.03 Defense. Leasehold Owner shall defend promptly and diligently, at Leasehold Owner's expense, any claim, action or proceeding brought against Manager or Leasehold Owner jointly or severally arising out of or connected with any of the matters referred to in Section 12.01 and for which Leasehold Owner is responsible to indemnify Manager. Manager shall defend promptly and diligently, at Manager's expense, any claim, action or proceeding brought against Manager or Leasehold Owner jointly or severally arising out of or connected with any of the matters referred to in Section 12.01 and for which Manager is responsible to indemnify Leasehold Owner.

     12.04 Waiver of Subrogation. To the fullest extent permitted by law, Leasehold Owner and Manager each hereby waives any and all right of subrogation and right of recovery or cause of action, and agrees to release the other from liability, for loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage (or which would have been covered if Leasehold Owner and Manager were carrying the insurance required by this Agreement). Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Agreement. Written notice of the terms of the above mutual waivers shall be given to the insurance carriers of Leasehold Owner and Manager and the parties' insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said policies by reason of such waivers. Leasehold Owner and Manager shall each have included in all policies of commercial property insurance, commercial general liability insurance and all other forms of insurance required by the terms of this Agreement a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured.

                                   ARTICLE 13

                     DAMAGE TO AND DESTRUCTION OF THE HOTEL

     13.01 Obligation to Restore. Leasehold Owner agrees, subject to the provisions of this Article 13 and to the terms of any Authorized Mortgage then in effect, to repair, restore, rebuild or replace any damage to, or impairment or destruction of, the Hotel from fire or other casualty. If Leasehold Owner fails to undertake such work within ninety (90) days after the fire or other casualty, or fails to pursue completion of such work diligently, Manager may, but shall not be obligated to, undertake or complete such work for the account of Leasehold Owner and shall be entitled to be repaid therefor, with reasonable interest, and Leasehold Owner shall make available to Manager all of the proceeds of any insurance covering such loss or other casualty for such purpose.

     13.02 Termination Option. In the event the Building shall be destroyed or substantially destroyed during the Initial Term and any Renewal Term(s) by fire or other casualty and (i) Leasehold Owner shall have maintained policies of insurance as required by Article 12, and (ii) the cost of repairing, restoring, rebuilding and replacing the same shall exceed an amount equal to (x) one hundred percent (100%) of the proceeds of the insurance collectible with respect to such fire or other casualty, plus (y) the amount of any deductible provided for in such casualty insurance policies, Leasehold Owner and Manager shall each have the right and option, upon notice served upon the other within sixty (60) days after such fire or other casualty, to terminate this Agreement. If the cost of repairing, restoring, rebuilding or replacing the damage, impairment or destruction resulting from such fire or other casualty shall be less than an amount equal to the sum of (x) one hundred percent (100%) of the proceeds of the insurance collectible with respect to such fire or other casualty, plus (y) the amount of any deductible provided for in such casualty insurance policies, or, if greater and neither party shall have served such notice within the time aforesaid, or if Leasehold Owner shall not have maintained policies of insurance as required by Article 12, Leasehold Owner agrees, at its cost, to repair, restore, rebuild or replace such damage, impairment or destruction. If Leasehold Owner fails to undertake any such required work within ninety (90) days after the fire or other casualty or shall fail to complete the same diligently, Manager may, at its sole election, either
(i) terminate this Agreement upon delivery of written notice to Leasehold Owner, or (ii) undertake such work pursuant to this Article 13.

                                   ARTICLE 14

                                  CONDEMNATION

     14.01 Termination. If the whole of the Hotel shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding by any competent authority for any public or quasi-public use or purpose, or if such a portion thereof shall be taken or condemned as to make it imprudent, impracticable or uneconomic, in Leasehold Owner's good faith reasonable business judgment, to use the remaining portion as a hotel of the type and class immediately preceding such taking or condemnation, then in either of such events this Agreement shall cease and terminate as of the date of such taking or condemnation, the Hotel will be deemed to be a sold hotel pursuant to Sections
15.04 and 15.05 hereof.

     14.02 Restoration and Continuation. If only a part of the Hotel is taken or condemned and the taking or condemnation of such part does not make it imprudent, impracticable or uneconomic, in Leasehold Owner's and Manager's mutual good faith reasonable business judgment, to operate the remainder as a hotel of the type and class immediately preceding such taking or condemnation, this Agreement shall not terminate, and out of any award to Leasehold Owner, so much thereof as shall be reasonably necessary to repair any damage to the Hotel, or any part thereof, or to alter or modify the Hotel, or any part thereof, so as to render the Hotel a complete and satisfactory architectural unit as a hotel of the same type and class as it was immediately preceding the taking or condemnation shall be utilized by Leasehold Owner for that purpose. Manager shall have no right or interest in any proceeds of condemnation.

                                   ARTICLE 15

                             DEFAULT AND TERMINATION

     15.01 Events of Default. Subject to the provisions of Article 21, it shall be an event of default ("Event of Default") hereunder if any one or more of the following events shall occur:

          (a) The breach, default or non-compliance in any material respect by a party hereto with any covenants, obligations, agreements or duties to be performed by such party under this Agreement, followed by written notice of such breach, default or non-compliance from the other party to such defaulting party (and to the mortgagee or mortgagees under any Authorized Mortgage if Leasehold Owner is the defaulting party) and failure of such defaulting party (or such mortgagee if Leasehold Owner is the defaulting party) to remedy or correct such breach, default or non-compliance within twenty (20) business days after receipt of such notice. If the breach, default or non-compliance is other than payment of money and is also of a nature such that it can be cured, but cannot reasonably be cured within such twenty (20) business day period, then the defaulting party shall not be considered to be in default, and an Event of Default shall not be deemed to have occurred, so long as the defaulting party commences the curing of such default within such twenty (20) business day period and pursues the completion thereof with diligence and continuity; or

          (b) The occurrence of a default under the Hotel Lease or any ground lease which results in termination thereof; or

          (c) There occurs a default under any Authorized Mortgage or any other mortgage, deed of trust or other financing instrument encumbering or otherwise affecting the Hotel which results in the termination of this Agreement, otherwise than as a result of Manager's breach of this Agreement; or

          (d) If: (i) a party shall voluntarily or involuntarily be dissolved; apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets; file a voluntary petition in bankruptcy (or have filed against it any such petition which shall not have been dismissed within ninety (90) days after filing) or otherwise voluntarily avail itself of any federal or state laws for the relief of debtors; admit in writing its inability to pay its debts as they become due; make a general assignment for the benefit of creditors; file a petition (or have filed against it any such petition which shall not have been dismissed within ninety (90) days after filing) or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law or file an answer admitting the material allegations of any petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (ii) an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of any one or more creditors of such party, adjudicating such party a bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of its assets, and such order, judgment or decree shall become final; or (iii) a party shall be directly or indirectly owned or controlled by another company or entity and an event described in sub-section (c)(i) or (ii) shall occur with respect to any company or entity owning or controlling such party; or (iv) if Leasehold Owner passes title to the Hotel or any part thereof in lieu of foreclosure of any security interest in the Hotel or if an action to foreclose any security interest in the Hotel or any part thereof is instituted against Leasehold Owner and is not discharged or dismissed within ninety (90) days thereafter; or

          (e) If Manager ceases to be an "eligible independent contractor" as described in Section 22.06 hereof; or

          (f) If either party assigns its interests in this Agreement in violation of Sections 19.01 or 19.02 below.

     15.02 Default Termination.

          (a) If an Event of Default occurs, this Agreement shall terminate at the election of the Non-Defaulting Party. Notice of termination pursuant to this
Article 15 may be given by the Non-Defaulting Party to the Defaulting Party at any time following the occurrence of such Event of Default, and such termination shall be effective as of the date specified in such notice of termination, which such date shall be not less than thirty (30) and not more than ninety (90) days after the date of such notice, except as otherwise provided in this Agreement.

          (b) Leasehold Owner shall have no right from and after the termination of this Agreement to use the Brand with respect to the Hotel.

          (c) If this Agreement is terminated by either Leasehold Owner or Manager, for any reason whatsoever, then Leasehold Owner will, immediately after calculation of such amounts, pay to Manager all amounts due and owing under this Agreement through the effective date of such termination.

          (d) The waiver of any one Event of Default shall not be construed as the waiver of any other Event of Default.

          (e) Except as otherwise provided in Article 15 below, the termination of this Agreement shall not be deemed to impair the right of any party to exercise any right or remedy, whether for damages, injunctions, specific performance or otherwise, upon any breach or termination hereof.

     15.03 Post Termination Obligations. Upon expiration or termination of this Agreement for any reason, Leasehold Owner and Manager shall proceed as follows:

          (a) Within sixty (60) days following the effective date of such expiration or termination, Manager shall prepare and submit to Leasehold Owner a final accounting of Hotel operations through the effective date of such expiration or termination, which accounting shall be in the form of the financial statements required by Section 6.01(c) of this Agreement. Leasehold Owner shall not unreasonably withhold or delay its approval of such final accounting.

          (b) Within forty-five (45) days following its receipt of such final accounting, Leasehold Owner shall either notify Manager that Leasehold Owner has approved such accounting or shall provide Manager a written statement of Leasehold Owner's disapproval, together with an explanation of the reasons for such disapproval in such reasonable detail as will allow Manager to address Leasehold Owner's concerns. Failure by Leasehold Owner to timely respond to such final accounting shall be deemed Leasehold Owner's approval of the same, unless within such forty-five (45) days Leasehold Owner gives notice of its intention to refer the dispute to arbitration as provided in regard to the Operating Budget. In the event that such notice is timely given, and arbitration thereafter diligently pursued, the final accounting as determined by the arbitration proceeding shall be deemed approved by both parties.

          (c) Once such final accounting has been approved or deemed approved by any of the methods described herein, Leasehold Owner shall pay to Manager all amounts owed to Manager pursuant to such final accounting, and any funds remaining in the Sweep Account and/or Capital Reserve Account allocable to the Hotel shall be paid to Leasehold Owner.

                  (d) Upon the effective date of such expiration or termination, Manager shall deliver to Leasehold Owner all books and records and accounts pertaining to the Hotel, provided that Manager may retain copies of any of such books, records and accounts. Notwithstanding the foregoing, Manager shall not be required to deliver to Leasehold Owner any information or materials (including software, database, manuals and technical information proprietary to, owned by or licensed by Manager) which are proprietary to Manager, but shall cooperate with Leasehold Owner to assure that Leasehold Owner obtains any non-proprietary information contained therein or relating thereto that it may reasonably request. From and after Manager's delivery of such books and records (including, but not limited to, purchase orders and purchase invoices) to Leasehold Owner, Leasehold Owner shall have sole responsibility for (i) maintaining such books and records, (ii) responding to any inquiries and conducting any audits of any of such books and records (including but not limited to any audit of sales, use, gross receipts, hotel occupancy, property, withholding or similar taxes) and
(iii) handling the defense of such audits. Manager agrees to reasonably cooperate with Leasehold Owner, at no cost to Manager, to the extent necessary or appropriate for the response to any such inquiry or the conduct of any such audit. Manager and Leasehold Owner shall each be entitled to indemnification from the costs associated with any such audit (including but not limited to any penalties and interest) in the manner and to the extent provided in Article 12 hereof.

                  (e) Upon the effective date of such expiration or termination, Manager shall deliver possession of the Hotel, and any cash, property and other assets pertaining thereto, together with any and all keys or other access devices, to Leasehold Owner.


          (f) Manager shall reasonably cooperate with and assist Leasehold Owner as may be necessary for the transfer of any and all Hotel licenses and permits to Leasehold Owner or Leasehold Owner's designee; provided, however, such cooperation shall be at no cost or liability to Manager.

          (g) The provisions of this Section 15.03 shall survive the expiration or termination of this Agreement and may be enforced by injunction or other equitable relief because monetary damages will not be sufficient to compensate Manager in the event that its proprietary information and assets continue in use by Leasehold Owner after termination of this Agreement.

     15.04 Replacement Fee to Manager Upon a Sale of the Hotel.

          (a) Upon the closing of a sale of the Hotel, whether by conveyance of assets or of stock or partnership interests in the Superior Owner, Leasehold Owner may terminate this Agreement (provided it has previously given Manager no less than thirty (30) days notice prior to the date of such sale). Notwithstanding the foregoing, no sale, transfer, merger consolidation, reorganization or change in control of any direct or indirect parent of Superior Owner shall be deemed or construed as a sale of the Hotel or give Leasehold Owner the right to terminate this Agreement.

          (b) A "Replacement Investment" shall mean the amount invested by Leasehold Owner or one of its Affiliates in (i) the acquisition of any hotel that, at the time of acquisition, was not a Managed Hotel and that Manager has approved as being appropriate for operation under a Brand owned by Manager or one of its Affiliates, (which approval shall be in Manager's sole discretion as an Affiliate of the Brand owner, and may be conditioned upon the prior or future completion of certain specified improvements to comply with the applicable Brand Standards, the cost of which improvements shall be part of the amount invested for acquisition of the Hotel for purposes of this subsection (b)), and that Leasehold Owner has made or offers to make subject to a new Agreement in favor of Manager on substantially the same terms as this Agreement (and for a term equal to the remaining term of this Agreement), and (ii) an expansion of any existing Managed Hotel which will materially increase Gross Revenues, in the reasonable opinion of Manager, and which is otherwise approved by Manager, which approval shall not be unreasonably withheld or delayed. The amount of Leasehold Owner's "Replacement Investment Balance" shall be equal to the aggregate of its Replacement Investments, from and after the Effective Date, plus the Net Proceeds received by Leasehold Owner with respect to any sold Hotel as to which Leasehold Owner has paid Liquidated Damages as provided in Section 15.05 hereof, reduced by the Net Proceeds theretofore derived by Leasehold Owner and/or its Affiliates from the sale of any Managed Hotels.

          (c) If, upon the termination of this Agreement in connection with the closing of a sale of the Hotel, there is a Replacement Investment Balance equal to or greater than zero, after deducting the Net Proceeds of such sale, Leasehold Owner shall not be obligated to pay Manager any Replacement Management Fee or Liquidated

Damages (as each of such terms is hereinafter defined) with respect to the sale of the Hotel.

          (d) If, upon termination of this Agreement in connection with the closing of a sale of the Hotel, there is not a positive Replacement Investment Balance, after deducting the Net Proceeds of such sale, then from and after the date of such sale, and continuing for twelve (12) months from such date, Leasehold Owner shall pay Manager a monthly "Replacement Management Fee" computed as follows: the monthly Replacement Management Fee shall be equal to one-twelfth (1/12th ) of the sum of (i) the actual Basic Management Fee earned by Manager from the Hotel for the immediately preceding twelve (12) calendar months; plus (ii) the Incentive Management Fee attributable to the Hotel for the previous Fiscal Year, which shall be equal to the Incentive Management Fee earned by Manager for all of the Managed Hotels during such previous Fiscal Year multiplied by a fraction, the numerator of which shall be the Hotel's Adjusted Net Operating Income for such previous Fiscal Year, and the denominator of which shall be the Adjusted Net Operating Income of all Managed Hotels for the same period; provided, however, if the Hotel is sold during the first twelve (12) months of the Initial Term, the monthly Replacement Management Fee for the Hotel shall be equal to one-twelfth (1/12th ) of the sum of the Basic Management Fee, and the Incentive Management Fee allocable to the Hotel for the first twelve
(12) months of the Initial Term, as forecast in the Annual Plan for the Hotel for such twelve (12) month period. The monthly Replacement Management Fee shall be an Ownership

Cost and shall be payable, in arrears, from the Sweep Account on the first day of each month, subject to Section 8.01.

          (e) Anything herein to the contrary notwithstanding, if Leasehold Owner or an Affiliate shall have made, at any time on or prior to the date upon which the Hotel is sold (the "Testing Date"), or shall make at any time following the Testing Date and prior to the first anniversary thereof, a Replacement Investment not applied in its entirety to avoid or reduce the Replacement Management Fee otherwise payable with respect to any previously sold Managed Hotel, then as of the later of the Testing Date and the date of such investment, the amount of the monthly Replacement Management Fee with respect to the Hotel shall be reduced (but not below zero) by an amount equal to the product of the monthly Replacement Management Fee (calculated in accordance with subsection (d) above) multiplied by a fraction, the numerator of which is equal to the sum of (i) the Replacement Investment Balance on the Testing Date (prior to deducting the net proceeds from the sale of the Hotel), plus (ii) the amount of any subsequent Replacement Investment not applied to avoid or reduce the Replacement Management Fee otherwise payable with respect to any previously sold Managed Hotel, plus (iii) the amount by which Investment Basis was reduced in respect of any Managed Hotel as to which Leasehold Owner subsequently has paid Liquidated Damages in accordance with Section 15.05, and the denominator of which shall be the Net Proceeds derived by Leasehold Owner and/or its Affiliates from the sale of the Hotel. If at any time the result of such an adjustment would reduce the monthly Replacement Management Fee to zero, then no further Replacement Management Fees or other damages, including, but not limited to, Liquidated Damages, shall be payable by Leasehold Owner to Manager in respect of the Hotel.

          (f) If a Replacement Management Fee is paid or payable by Leasehold Owner with respect to the sale of the Hotel and such Replacement Management Fee has not been reduced to zero pursuant to subsection (e) above on or before the first anniversary of the sale of the Hotel, then Leasehold Owner shall pay to Manager Liquidated Damages as provided in Section 15.05.

          (g) The terms of this Section 15.04 shall survive the termination of this Agreement. Attached hereto as Exhibit I and hereby made a part hereof is an example of the calculation of the Replacement Management Fee and Liquidated Damages.

     15.05 Termination Liquidated Damages.

          (a) In the event Leasehold Owner breaches this Agreement, resulting in a default and termination hereof, or otherwise causes or suffers a termination of this Agreement for any reason other than an Event of Default by Manager, Leasehold Owner acknowledges that Manager and its affiliates will suffer losses and damages that will be impossible to calculate with any certainty. Leasehold Owner acknowledges that this Agreement and Manager's expectation of performance under it for the stated term and any Renewal Term, if any, is part consideration for the sale by Affiliates of Manager of certain valuable corporate assets to FelCor or its Affiliates. Accordingly, in the event that Leasehold Owner does not have a Replacement Investment Balance of at least zero at any time within twelve (12) months following the date of such termination, then and in such event, on the first anniversary of the termination of this Agreement (by reason of a sale of the Hotel or otherwise than as a consequence of an Event of Default by Manager) Leasehold Owner shall immediately pay to Manager, in lieu of any other monetary damages, Liquidated Damages (not as a penalty) calculated as follows:

         (i) First, calculate an amount equal to the product of (A) the average annual Basic Management Fee and Incentive Management Fee (calculated in accordance with Section 15.04(d) above) received by Manager from the Hotel during the thirty-six (36) full Fiscal Months immediately preceding such date of termination (or during such lesser number of full Fiscal Months that the Hotel was managed by Manager hereunder prior to such date of termination), times (B) the multiple indicated in the chart below for the year in which Manager ceases management of the Hotel because of such termination,

         (ii) Then multiply the product obtained in subclause (i) above by a fraction, the numerator of which is equal to the monthly Replacement Management Fee payable as of the first anniversary of the termination of this Agreement, and the denominator of which is the monthly Replacement Management Fee, calculated pursuant to Section 15.04(d) hereof, which would have been applicable upon the termination of this Agreement if Leasehold Owner did not have a positive Replacement Investment Balance, after deducting any Net Proceeds of sale, upon the date of termination of this Agreement, and

         (iii) Then deduct from the product obtained in subclause (ii) above the amount of any Replacement Management Fee theretofore paid by Leasehold Owner to Manager with respect to the Hotel.





          TERMINATION
          MULTIPLES


          17.5 Years -
          Multiples
          Year                2001     2002     2003     2004     2005    2006     2007    2008     2009
          Multiple            11.1x    10.6x    9.9x     9.3x     8.7x    8.2x     7.8x    7.2x     6.6x

          Year                2010     2011     2012     2013     2014    2015     2016    2017     2018
          Multiple            6.0x     5.4x     4.7x     4.0x     3.2x    2.3x     1.4x    0.5x     0.0x


          12.5 Years -
          Multiples
          Year                2001     2002     2003     2004     2005    2006     2007    2008     2009
          Multiple            8.9x     8.2x     7.5x     6.7x     6.0x    5.4x     4.7x    4.0x     3.2x

          Year                2010     2011     2012     2013
          Multiple            2.3x     1.4x     0.5x     0.0x

          (b) If upon any date during the Initial Term or any Renewal Term upon which Liquidated Damages are payable pursuant to (a) above, if there is then a negative Replacement Investment Balance and the aggregate hotel rooms contained within all Managed Hotels is less than sixty-five percent (65%) of the aggregate hotel rooms contained within all Managed Hotels as of the later of January 1, 2001 or the last date on which Leasehold Owner did not have a negative Replacement Investment Balance, then the Liquidated Damages payable pursuant subparagraph (a) of this Section 15.05 will be increased by fifty percent (50%). The parties hereto acknowledge and agree that such increase in the Liquidated Damages is not a penalty but instead represents a reasonable pre-estimate of the additional damages Manager would incur by suffering the widespread loss of hotels within the Brand, and the loss of certain economies of scale and other efficiencies which would have inured to the benefit of Manager but for the reduction of hotel rooms. The terms of this Section 15.05 shall survive the termination of this Agreement.

     15.06 Enforcement of Guaranty. If an Event of Default occurs hereunder due to the act or failure to act of Leasehold Owner, then in addition to all rights and remedies available to Manager hereunder or under applicable law, Manager will have the right to enforce the Guaranty.

                                   ARTICLE 16

                                     NOTICES

     16.01 Procedure. All notices or other communications provided for in this Agreement shall be in writing and shall be personally served or sent by any internationally recognized express delivery service, or by confirmed facsimile transmission followed immediately by a postage prepaid Registered or Certified Letter at the following address, until such time as written notice, as provided hereby, of a change of address with a new address to be used thereafter is delivered the other party:


                            LEASEHOLD OWNER:
                                c/o FelCor Lodging Trust Incorporated
                                545 E. John Carpenter Freeway
                                Suite 1300
                                Irving, TX 75062
                                Attention: General Counsel
                                Facsimile: (972) 444-4949


                            SUPERIOR OWNER:
                                As set forth on the first page of this Agreement


                            MANAGER:
                                [Manager Entity Name]
                                c/o Bass Hotels & Resorts, Inc.
                                3 Ravinia Drive, Suite 2900
                                Atlanta, Georgia 30346
                                Attn:  Vice President of Operations
                                Facsimile: 770-604-2373


                            with a copy to:
                                [Manager Entity Name]
                                c/o Bass Hotels & Resorts, Inc.
                                3 Ravinia Drive, Suite 2900
                                Atlanta, Georgia 30346
                                Attn: General Counsel - Operations
                                Facsimile:  770-604-5802

     The delivery and receipt of any such notice shall be presumed to have occurred at the address to which it is sent within seventy-two (72) hours, but such presumption shall be rebuttable. Upon request, a party shall send copies of any notice or communication by ordinary mail as instructed by the other party.

                                   ARTICLE 17

                   RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS

     17.01 Relationship. Manager and Leasehold Owner shall not by virtue of this Agreement be construed as joint venturers or partners of each other, and neither shall have the power to bind or obligate the other except as expressly set forth in this Agreement. Manager shall not constitute a tenant or subtenant of Leasehold Owner and this Agreement shall not constitute Leasehold Owner a franchisee of Manager or of any of Manager's Affiliates. This Agreement shall not create a franchise or a franchisor/franchisee relationship within the meaning of the Federal Trade Commission Act, any rule or regulation promulgated, or any other state or federal law, rule regulation, administrative or judicial decision. Manager is granted such authority and power as may be necessary to carry out the terms and conditions of this Agreement.

     17.02 Further Actions. Leasehold Owner agrees to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

                                   ARTICLE 18

                                 APPLICABLE LAW

     18.01 Applicable Law. The interpretation, validity and performance of this Agreement shall be governed by the laws of the State of Delaware. In the event any court or appropriate judicial authority shall hold or declare that the law of another jurisdiction is applicable, this Agreement shall remain enforceable under the laws of that jurisdiction. If any of the terms and provisions hereof shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall in no event affect any of the other terms or provisions hereof, all such other terms and provisions to be valid and enforceable to the fullest extent permitted by law; provided, however, if in any event any material part of either party's obligations under this Agreement shall be declared invalid or unenforceable, the other party shall have the option to terminate this Agreement without payment or penalty of any kind.

                                   ARTICLE 19

                             SUCCESSORS AND ASSIGNS

     19.01 Assignment by Manager. Leasehold Owner's consent shall not be required for Manager to assign any of its rights or interests as Manager hereunder to any parent, subsidiary or Affiliate of Manager which also succeeds to the management of all or substantially all of the hotels then managed by Manager, together with all of Manager's rights in and to the use of the Brand and the System Marks and the right to participate in the benefits of the Brand Standards and the Reservation System, provided that any such assignee agrees in writing to be bound by the terms and conditions of this Agreement. No assignment, whether or not permitted hereunder, shall release Manager of its obligations under this Agreement, unless and only to the extent waived by Leasehold Owner in writing at the time of or after the assignment. Except as hereinabove provided, Manager shall not sell, assign or transfer (or permit the sale, assignment or transfer of) any of Manager's rights, duties or interests under this Agreement, or in any manner, either directly or indirectly, cause or permit a change in a fifty percent (50%) or more equity or profit sharing interest in Manager or its immediate parent without the prior written consent (which consent shall not be unreasonably withheld) of Leasehold Owner. If at any time after the Effective Date hereof, without the prior written consent of Leasehold Owner, Manager shall effect or suffer to exist any assignment in violation of this
Section 19.01, Leasehold Owner may, within thirty (30) days following its receipt of notice of such assignment, elect to terminate this Agreement, without any payment of liquidated or other damages or penalty whatsoever (which termination shall be effective not less than thirty (30) nor more than ninety
(90) days after Leasehold Owner's having served Manager with timely written notice of its election to terminate).

     19.02 Assignment by Leasehold Owner. Leasehold Owner shall have the right to assign this Agreement to any parent, subsidiary or Affiliate of Leasehold Owner or to the holder of any Authorized Mortgage. No assignment, whether or not permitted hereunder, shall release Leasehold Owner or Guarantor of its obligations unless and only to the extent waived by Manager in writing at the time of or after the assignment. Leasehold Owner shall not otherwise assign (or permit the assignment of) any of Leasehold Owner's interest in this Agreement or in any manner, either directly or indirectly, partition (or seek the partition of), sell, assign or transfer any of its rights or interests in the Hotel or permit a change in a fifty percent (50%) or more equity or profit sharing interest in Leasehold Owner or its immediate parent without the prior written consent (which consent shall not be unreasonably withheld) of Manager. If at any time after the Effective Date hereof, without the prior written consent of Manager, Leasehold Owner shall effect or suffer to exist any assignment in violation of this Section 19.02, Manager may, within thirty (30) days following its receipt of notice of such assignment, elect to terminate this Agreement (which termination shall be effective ninety (90) days after Manager's having served Leasehold Owner with timely written notice of its election to terminate), and upon such termination Leasehold Owner shall provide a Replacement Investment or pay to Manager the Replacement Management Fee and/or Liquidated Damages as contemplated by Article 15 hereof.

     19.03 Binding Effect. The terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors in interest and/or assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to, except that no purported assignment in violation of the provisions of this Agreement shall vest any rights in the purported assignee.

                                   ARTICLE 20

             AGREEMENT NOT AN INTEREST IN REAL ESTATE; SUBORDINATION

     20.01 Manager's rights under this Agreement shall be those of an agent only and shall not constitute an interest in real property. Manager shall execute a subordination and attornment agreement, comfort letter and other documents mutually satisfactory to it and the holder of any Authorized Mortgage upon the request of Leasehold Owner; provided, however, Leasehold Owner shall use diligent, good faith efforts to obtain from any such holder a nondisturbance agreement for the benefit of Manager.

                                   ARTICLE 21

                                  FORCE MAJEURE

     21.01 Operation of Hotel. If at any time during the Initial Term and any Renewal Term(s) it becomes necessary in Manager's reasonable opinion to cease or alter operation of the Hotel in order to protect the health, safety and welfare of the guests and/or employees of the Hotel, or the Hotel itself, for reasons of force majeure beyond the control of Manager such as, but not limited to, acts of war, insurrection, civil strife and commotion, labor unrest or acts of God, then in such event Manager may close and cease or alter operation of all or part of the Hotel, reopening and commencing or resuming operation when Manager deems that such may be done without jeopardy to the Hotel, its guests and employees.

     21.02 Extension of Time. It is further understood and agreed that with respect to any obligation, other than the payment of money, to be performed by a party during the Initial Term and any Renewal Term(s) of this Agreement, such party shall in no event be liable for failure so to do when prevented by any force majeure cause such as strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, failure of supply or inability, by the exercise of reasonable diligence, to obtain supplies, parts or employees necessary to perform such obligation, or war or other emergency. The time within which such obligation shall be performed shall be extended for a period of time equivalent to the delay from such cause.

                                   ARTICLE 22

                               GENERAL PROVISIONS

     22.01 Authorization. Leasehold Owner represents that it has full power and authority to execute this Agreement and to be bound by and perform the terms hereof. Manager represents it has full power and authority to execute this Agreement and to be bound by and perform the terms hereof. On request each party shall furnish the other evidence of such authority.

     22.02 Authority to Advance Funds. In the event that Manager has elected to advance funds for Operating Costs or Ownership Costs that are not yet repaid, or Manager has not been paid its fees and reimbursements as and when due, Manager shall have the right to draw on any funds distributable to Leasehold Owner for repayment. From and after written demand for payment from Manager to Leasehold Owner, until repaid, or funds are available to Manager for such payment, all amounts owing to Manager shall bear interest at the lesser of (a) the maximum rate allowed under law or (b) the rate that is 200 basis points in excess of the most recently announced prime rate of interest quoted by Citibank, N.A., as announced from time to time.

     22.03 Formalities. Any change to or modification of this Agreement must be in writing signed by both parties hereto. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original. The captions for each Article are intended for convenience only.

     22.04 Documents. Throughout the Initial Term and any Renewal Term(s), Leasehold Owner shall furnish Manager copies of all property tax and insurance statements, all financing documents (including notes and mortgages) relating to the Hotel and such other documents pertaining to the Hotel, as Manager shall reasonably request.

     22.05 Payments. If any payment due hereunder shall be payable on a date that is a Saturday, Sunday or other holiday upon which banks are generally closed for business, such payment shall instead be due on the first Business Day following such date.

     22.06 Manager's Status. Throughout the Initial Term and any Renewal Term(s), the Manager shall qualify as an "eligible independent contractor" as defined in Section 856(d)(9) of the Internal Revenue Code of 1986, as amended (the "Code"). To that end, Manager:

         (a) shall not permit wagering activities to be conducted at or in connection with the Hotel by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with the Hotel;

         (b) shall not own, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), more than 35% of the shares of FelCor; and

         (c) shall be (or shall, within the definition of Section 856(d)(9)(F), be related to a person that is actively) engaged in the trade or business of operating "qualified lodging facilities" (defined below) for a person who is not a "related person" within the meaning of Section 856(d)(9)(F) of the Code with respect to FelCor or

Leasehold Owner ( "Unrelated Persons"). In order to meet this requirement, the Manager agrees that it (or any related person) (i) shall derive at least 10% of both its revenue and profit from operating "qualified lodging facilities" for Unrelated Persons and (ii) shall comply with any regulations or other administrative guidance under Section 856(d)(9) of the Code with respect to the amount of hotel management business with Unrelated Persons that is necessary to qualify as an "eligible independent contractor" with the meaning of such Code Section.

         (d) A "qualified lodging facility" is defined in Section 856(d)(9)(D) of the Code and means a "lodging facility" (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "lodging facility" is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as part of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to FelCor. Manager shall not sublet the Hotel or enter into any similar arrangement on any basis such that the rental or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the net income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

                                   ARTICLE 23

                                   DEFINITIONS

     23.01 Definitions. As used herein the following terms shall have the respective meanings indicated below:

     ACCOUNTING FEE - the fee paid to Manager pursuant to Section 7.03.

     ACCOUNTING PRINCIPLES - generally accepted accounting principles and procedures in the United States, based on the then current edition of "the Uniform System of Accounts for the Lodging Industry", published by the Educational Institute of the American Hotel and Motel Association, with such modifications to the Uniform System of Accounts for the Lodging Industry as may be mutually agreed upon.

     ADJUSTED GROSS REVENUES - shall mean and refer to Gross Revenues less: (i) any gratuities or service charges added to a customer's bill and paid to employees or staff of the Hotel; (ii) any credits or refunds made to customers, guests or patrons; (iii) any credit card charge backs; (iv) any sums and credits (other than those already excluded from Gross Revenues) received by Leasehold Owner for lost or damaged goods or merchandise; and (v) any sales taxes, excise taxes, use taxes, gross receipts taxes, admission taxes, entertainment taxes, tourist taxes or charges, and similar charges required by law to be collected from patrons or guests, or as part of the sale price for goods, services or entertainment, and remitted to any governmental authority.

     ADJUSTED NET OPERATING INCOME - Net Operating Income plus any Operating Costs borne by the Hotel and attributable to any portions of the Hotel not material to or directly employed by Manager in Hotel operations, less: (i) allocable real property taxes and assessments; (ii) allocable premiums for fire, extended coverage and business interruption insurance; (iii) rental payments pursuant to any ground lease, equipment lease or any other lease with an unrelated third party; (iv) any Net Proceeds received by Leasehold Owner in connection with the sale of any property pursuant to Section 4.04 hereof; and (v) rent or other payments received by Leasehold Owner pursuant to Section 4.04 hereof.


         AFFILIATE - any entity which is owned or controlled by any other entity or which is under common ownership or control with any other entity is an "affiliate" of such entity, and the two entities are "affiliated entities"; for purposes of this definition, ownership shall include and be limited to 50% or more of the equity interest.


         ANNUAL BUSINESS PLAN - collectively, the Operating Budget (including a marketing plan) and Capital Replacements Budget for the Hotel for any Fiscal Year.

         APPROVED FACILITY - available borrowing capacity of not less than $25 million under a line of credit or loan facility, from one or more recognized financial institutions, permitting periodic draws and available for the payment of costs relating to Capital Replacements. Upon request by Manager, Leasehold Owner shall provide from time to time a certificate of compliance, executed by an officer of Leasehold Owner, attesting to Leasehold Owner's continued maintenance of such an Approved Facility. Leasehold Owner shall use diligent good faith efforts to secure an agreement from the lender under any Approved Facility to (i) provide Manager with a copy of any default or termination notice given to Leasehold Owner under such line of credit or loan, and (ii) notify Manager of any reduction in the borrowing capacities under such line of credit or loan facility to less than $25,000,000, provided that Manager shall assure such lender in writing that it will not assert any liability or claim against such lender for failure to give such notice or copy of notice or for any inaccuracy therein.


         AUTHORIZED MORTGAGE - any mortgage, pledge or encumbrance of or other security interest in the Hotel or any part thereof or interest therein, together with all instruments, agreements and other documents evidencing the same or relating thereto, which (i) existed as of the Effective Date, or (ii) came into being after the Effective Date and has a loan-to-value ratio of not greater than sixty percent (60%) (based upon the original principal amount of the loan and the appraised value of the Hotel as of the date of such financing in its present condition.


         BASIC MANAGEMENT FEE - the fee paid to Manager pursuant to Section 7.01(a).


         BRAND - the brand name under which the Hotel is operated and marketed to the public, as set forth in the first page of this Agreement.


         BRAND STANDARDS - the standards of operation from time to time in effect at all hotels similar to the Hotel which are then managed and/or franchised under the Brand, which standards shall include, but not be limited to, standards of operation from time to time specified in manuals and/or other guidelines provided in writing by the owner of the System Marks or its Affiliates to franchisees of such System Marks. Brand Standards may include changed or upgraded service and equipment standards instituted on a Brand-wide basis in the future to maintain the Brand's competitive market position.


         BUILDING - all buildings, structures and improvements now or hereafter located on the Site, and all fixtures and equipment attached to, forming a part of and necessary for the operation of such buildings, structures and improvements as a hotel (including, without limitation, heating, lighting, sanitary, air-conditioning, laundry, refrigeration, kitchen, elevator and similar items), having not less than the number of guest rooms specified in this Agreement, each with bath, and such (i) restaurants, bars, banquet, meeting and other public areas; (ii) commercial space, including concessions and shops; (iii) parking facilities and areas; (iv) storage and service areas; (v) recreational facilities and areas;
(vi) permanently affixed signage; (vii) public grounds and gardens; and (viii) other facilities and appurtenances and ancillary uses, as may hereafter be attached to and form a part of the Building in accordance with this Agreement.

         CAPITAL REPLACEMENTS BUDGET - the annual budget for Capital Replacements in the Hotel, covering a Fiscal Year, as prepared by Manager and approved by Leasehold Owner pursuant to Section 6.02.

         CAPITAL RESERVE ACCOUNT - as defined in Section 5.07.

         CAPITAL REPLACEMENTS - repairs, alterations, improvements, renewals and replacements to the Hotel which are normally capitalized under the Accounting Principles, including, without limitation, replacement or renewal of FF&E items, alterations, improvements, renewals or replacements to the Building's structure or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems, exterior and interior repainting, and resurfacing building walls, floors, roofs and parking areas.

         CONSUMER PRICE INDEX - the Consumer Price Index for all Urban Consumers, U.S. City Average, published by the United States Bureau of Labor Statistics.

         CUMULATIVE CAPITAL RESERVE BALANCE - as defined in Section 5.07(d).

         DEBT SERVICE - payments of principal and interest and other charges due under any Authorized Mortgage.

         DEFAULTING PARTY - The party responsible for the occurrence of an Event of Default or on account of whom an Event of Default shall have occurred.

         EFFECTIVE DATE - January 1, 2001.

         EXPIRATION DATE - the Initial Term Expiration Date as set forth on the first page of this Agreement, subject to extension as set forth in Section 2.03.

         FELCOR - FelCor Lodging Trust Incorporated.

         FISCAL MONTH - a calendar month.

         FISCAL YEAR - the twelve calendar months ending December 31 of each year, or such shorter period as may be applicable to the initial and final Fiscal Years if the Effective Date is not January 1, or the Initial Term Expiration Date or the expiration date of any Renewal Term is not December 31.

         FURNITURE, FIXTURES AND EQUIPMENT or FF&E - all furniture, furnishings and equipment (excepting "Operating Equipment" as hereinafter defined) now or hereafter located and installed in or about the Hotel that is used in the operation thereof as a hotel in accordance with the standards set forth in this Agreement and the Brand Standards, including, without limitation (i) office furnishings and equipment including reservation system equipment, and property management and accounting software and hardware; (ii) specialized hotel equipment necessary for the operation of any portion of the Building as a hotel, including equipment for kitchens, laundries, dry cleaning facilities, bars, restaurants, public rooms, commercial parking space, parking area, and recreational facilities; and (iii) all other furnishings and equipment hereafter located and installed in or about the Building which are used in the operation of the Building as a hotel under the Brand in accordance with the Brand Standards.


         GROSS REVENUE - shall mean and refer to all revenues and income of any nature derived directly or indirectly from the use or operation of the Hotel, including without limitation: room sales; food and beverage sales from restaurants operated by Manager in the Hotel; telephone, telegraph and telex revenues; rental or other payments received pursuant to any lease or license entered into by Leasehold Owner pursuant to Sections 4.04, 4.05, and 4.06 hereof (but not the gross revenues of any such lessee, licensee or concessionaire); Net Proceeds received by Leasehold Owner in connection with the sale of any property pursuant to Section 4.04 hereof; and net cash proceeds actually received from business interruption insurance in respect of the Hotel. Anything herein to the contrary notwithstanding, Gross Revenue shall not include any of the following: any interest or other earnings on the Capital Reserve Account or the Sweep Account; any proceeds from the sale or other disposition of the Hotel or any portion thereof (provided, with respect to property which has generated Net Operating Income in any of the previous three Fiscal Years, the Investment Basis is reduced by the amount of the gross sale price), or of any FF&E or other assets utilized in connection therewith; any proceeds of fire and extended coverage insurance or other insurance proceeds payable in connection with any casualty loss or liability; any proceeds of condemnation awards or settlements; any proceeds of financing or refinancing of the Hotel or any portion thereof; or any fuel, energy or other special surcharge collected from guests for payment to third parties.

         GUARANTOR - The Superior Owner of the Hotel.

         GUARANTY - that certain Guaranty of Payment and Performance executed by Guarantor for the benefit of Manager, dated of even date herewith and pursuant to which Guarantor guarantees the obligations of Leasehold Owner under this Agreement.

         HOTEL - a collective term for the Leasehold Owner's interest in the Site, the Building, the Furniture, Fixtures and Equipment, the Operating Equipment and the Operating Supplies.

         HOTEL LEASE - The lease or agreement between the Superior Owner and Leasehold Owner with respect to the Hotel.

         INCENTIVE MANAGEMENT FEE - The fee paid to Manager pursuant to Section 7.01(b).

         INITIAL TERM - the period of time commencing on the Effective Date and continuing thereafter until the Initial Term Expiration Date set forth on the first page of this Agreement.

         INVESTMENT BASIS - The aggregate investment in all Managed Hotels, as a group, from time to time. The Investment Basis in the Managed Hotels as of December 31, 2000, is shown on Exhibit E attached hereto and made a part hereof. The Investment Basis for any Fiscal Year shall be the Investment Basis in the Managed Hotels at the end of the immediately preceding Fiscal Year. In determining Investment Basis at the end of any Fiscal Year, the Investment Basis at the end of the prior Fiscal

Year shall be (a) increased by (i) all expenditures on the applicable Managed Hotels recorded and capitalized by Leasehold Owner for financial reporting purposes during such Fiscal Year and (ii) the Investment Basis in any hotel which first becomes a Managed Hotel during such Fiscal Year, and (b) reduced by
(i) the Investment Basis of any Managed Hotel sold during the Fiscal Year, (ii) the Investment Basis in any hotel which ceases to be a Managed Hotel during such Fiscal Year, other than as a result of a sale thereof, and (iii) depreciation recorded by Leasehold Owner for financial reporting purposes during such Fiscal Year solely with respect to the FF&E in the Managed Hotels.

         LIQUIDATED DAMAGES - as defined in Section 15.05.

         MANAGED HOTELS - at any given time, all of the hotels owned or leased, in whole or in part, by FelCor or any of its Affiliates, successors or assigns, including Leasehold Owner, and managed by Bass Hotels & Resorts, Inc. or its Affiliates, successors or assigns, including Manager pursuant to an Agreement incorporating this Schedule 1.

         MINIMUM WORKING CAPITAL BALANCE - as defined in Section 6.03(a).

         NET OPERATING INCOME OR NOI - the Adjusted Gross Revenue of the Hotel, less all Operating Costs (exclusive of the Incentive Management Fee, if any, included in the computation of Operating Costs, and less any special interest expense charge as described in Section 5(c)(v) of the Leasehold Acquisition Agreement dated March 30, 2001 by and among Bass (U.S.A.) Incorporated and FelCor, and various subsidiaries and affiliates of both.

         NET PROCEEDS - with respect to the sale of any Managed Hotel or other property, the purchase price paid less usual and customary closing costs, but excluding any fee or commission payable to Leasehold Owner or an Affiliate of Leasehold Owner.


         NON-DEFAULTING PARTY - the party to this Agreement who is not responsible for an Event of Default.


         OPERATING BUDGET - the annual operating budget of the Hotel, covering a Fiscal Year, as prepared by Manager in accordance with the Accounting Principles and approved by Leasehold Owner pursuant to Section 6.02.


         OPERATING COST(S) - The term "Operating Cost(s)" shall mean and refer to the entire cost and expense of maintaining, operating and supervising the operation of the Hotel. Operating Costs shall be the sum of such costs and expenses as are normally charged as a cost of operation under the Accounting Principles, including, without limitation:

          (a)  the cost of Operating Supplies;

          (b) wages, salaries and employee fringe benefits, payroll taxes, bonuses and other costs related to employees at the Hotel;

          (c) advertising and promotional expenses incurred directly by the Hotel, administrative and general expenses of the Hotel, the cost of the Services Contribution under Article 7, the cost of personnel training programs, charges for reservation-related distribution systems (e.g., airline reservation systems), utility and energy costs, operating licenses and permits, and grounds and landscaping maintenance costs, and equipment rentals;

          (d) all expenditures made for maintenance and repairs to keep the Hotel in good condition and repair;

          (e)  the Basic Management Fee;

          (f) the cost of liability and workman's compensation insurance premiums and deductible amounts applicable to the Hotel;

          (g) reasonable reserves for uncollectible accounts receivable as set forth in the Operating Budgets; and

          (h)  credit card and travel agent commissions.


         OPERATING EQUIPMENT - non-consumable equipment and supplies required for the operation of the Hotel, including chinaware, glassware, linens, silverware, utensils, uniforms, and all other non-consumable supplies, whether similar or dissimilar in nature to the items listed herein.


         OPERATING SUPPLIES - food and beverages and other consumable items used in the operation of a hotel, such as fuel, soap, cleaning materials, matches, stationery, brochures, folios and all other items, whether similar or dissimilar in nature to the items listed herein.


         OWNERSHIP COSTS - there shall be excluded from Operating Costs the following, which shall be defined as "Ownership Costs":

          (a) Depreciation of the Building, Furniture, Fixtures and Equipment and Operating Equipment;

          (b) Rental payments pursuant to a lease, the Hotel Lease, any ground lease, or any other equipment lease or lease financial arrangement;

          (c) Debt Service;

          (d) Property taxes and assessments;

          (e) expenditures under Section 5.07, including those for Capital Replacements;

          (f) audit, legal and other professional or special fees not normally chargeable to the Hotel under the Accounting Principles;

          (g) premiums for fire, extended coverage and business interruption insurance;

          (h) the Incentive Management Fee provided in Section 7.01(b); and

          (i) such other costs or expenses that are normally treated as capital expenditures under the Accounting Principles.

         PRIORITY CLUB CHARGE - the fee paid to Manager pursuant to Section 7.02(b).

         RENEWAL NOTICE - as defined in Section 2.03(b).

         RENEWAL TERM - as defined in Section 2.03.

         RENEWAL TERM OPTION PAYMENT - as defined in Section 2.03(b).

         REPLACEMENT INVESTMENT - as defined in Section 15.04(b).

         REPLACEMENT INVESTMENT BALANCE - as defined in Section 15.04(b).

         REPLACEMENT MANAGEMENT FEE - as defined in Section 15.04(d).

         RESERVATION SYSTEM - the proprietary system owned by an Affiliate of Bass Hotels & Resorts, Inc. currently known as Holidex, through which Affiliates of that group (including Manager) have access to, receive and may schedule guest reservations, including toll free telephone numbers and call centers for hotels which operate under the Service Marks.

         ROOMS REVENUE - all revenue derived from the rental of guest rooms in the Hotel determined in accordance with the Accounting Principles less: (i) any gratuities or service charges added to a customer's bill; (ii) any credits or refunds made to customers, guests or patrons; (iii) any credit card charge backs; (iv) any sums and credits (other than those already excluded from Gross Revenues) received by Leasehold Owner for lost or damaged goods or merchandise; and (v) any sales taxes, excise taxes, use taxes, gross receipts taxes, admission taxes, entertainment taxes, tourist taxes or charges, and similar charges required by law to be collected from patrons or guests, or as part of the sale price for goods, services or entertainment, and remitted to any governmental authority.

         SERVICES CONTRIBUTION - the fee paid to Manager pursuant to Section 7.02(a).

         SITE - the parcel or parcels of real estate more particularly described on Exhibit A hereto and made a part hereof.

         SUPERIOR OWNER - as defined on the first page of this Agreement.

         SWEEP ACCOUNT - the bank account(s) described in Section 6.03(a).

         SYSTEM MARKS - all service marks, trademarks, copyrights, trade names, logo types, commercial symbols, patents, source code, software, proprietary rights or other similar rights or registrations now or hereafter held or applied for by Manager or any Affiliate of Manager in connection with the Inter-Continental, Crowne Plaza, Holiday Inn, Holiday Express or Staybridge Suite Brands.

         TECHNOLOGY FEE - The fee paid to Manager pursuant to Section 7.04.

         TESTING DATE - as defined in Section 15.04(e).

         TEST VALUE - as defined in Section 2.04.

                                    EXHIBIT A








                             SITE LEGAL DESCRIPTION











                                [TO BE INSERTED]

                                    EXHIBIT B





                           FORM OF OPERATING STATEMENT











                                [TO BE INSERTED]

                                    EXHIBIT C

                           MINIMUM INSURANCE COVERAGES

Commercial property insurance written on all-risk form, including, but not limited to, the following on a full replacement cost basis: fire, explosion, lightning, windstorm, hail, smoke, riot or civil commotion, vandalism, sprinkler leakage, flood, boiler and machinery. Coverage shall include Business Interruption and Extra Expense.

Commercial general liability coverage with worldwide jurisdiction (including coverage for liquor liability, product liability, completed operations, contractual liability and Comprehensive Automobile liability in an amount not less than $50,000,000 per occurrence/per location.

Workers' Workers' Compensation and Employer's Employer's Liability.

Comprehensive Crime coverage in an amount equal to not less than $1,000,000.

All coverages to be written on an occurrence form.

                                    EXHIBIT D


                              TO BE PROVIDED BY BHR

                                    EXHIBIT E





                              Investment Basis for


                          Managed Hotels as of 12/31/00


                                {to be inserted}

                                    EXHIBIT F

                      CONTENTS OF ANNUAL BUDGET SUBMISSIONS


The proposed Capital Replacements Budget shall contain at a minimum:

     (1) A description of the item or task;

     (2) A description of its location within the Hotel;

     (3) Identification of the requesting department;

     (4) An estimated cost of the project or task, including quantities, unit prices, freight, fees and expenses; and

     (5) An assignation of the priority of the request.


The projection of revenues and marketing plan shall contain at a minimum:

     (1) A local market assessment, showing the Hotel's position with respect to identified competitive hotels including actual and projected penetration, and anticipated additions to supply;

     (2) A summary of the anticipated business climate, existing accounts and targeted accounts, the historical and projected market mix of the hotel's business with risk and assumption summaries and pricing philosophies by segment;

     (3)  A sales plan with key action steps;

     (4) Proposed monthly operating revenue for the ensuing fiscal year in spreadsheet format, including comparisons to prior year(s), and

     (5)  Summaries of market trends and performance targets.

The projection of expenses shall contain anticipated monthly costs and expenses by department and by line item, integrated in spreadsheet format with the monthly operating revenue projections and showing comparisons to prior year(s).

     The parties may alter the contents or format of these submissions upon mutual consent.

                                    EXHIBIT G

                       Description of Accounting Services

Manager agrees to perform centralized accounting services to Leasehold Owners' hotels governed by this agreement, and Leasehold Owner agrees to pay Manager the Accounting Fee in consideration for these services.

These services include the provision at it own cost by Manager of a central accounting department in its corporate office and accounting systems available to Leasehold Owner's hotels at no additional charge, including maintenance and upgrade of these systems as required.

The central accounting department in Manager's corporate office performs the following functions on behalf of the hotels:

o    Preparation of journal entries

o    Month end close

o Sales and use tax preparation and filing (but not including third-party and out-of-pocket expenses in connection with any audit thereof)

o    Bank reconciliations

o    Balance Sheet Reconciliations

o    Cash flow reporting

o    Preparation of Financial Statements and other financial reporting.

FINANCIAL REPORTING

Various financial reports are distributed to hotel operations and to Leasehold Owner, providing up-to-date performance information on Leasehold Owner's hotels enabling performance comparison across the estate.

FORECASTING AND BUDGETING

The hotels are provided with a centralized forecasting and budgeting model that includes historical comparisons and future budget assumptions to facilitate central review and analysis of the forecasts and budgets.

ASSISTANCE IN RECRUITMENT AND TRAINING OF ACCOUNTING STAFF:

Manager's central accounting department assists hotels with recruitment, selection and training of accounting management personnel.

ACCOUNTS PAYABLE:

o The hotels are provided with remote access to Manager's central Accounts Payable system for entry, review and approval of invoices.

o Manager performs centrally maintenance of this system, set-up of new vendors and production and mailing of payments at its own cost.

o Manager also provides support to the hotel personnel and all vendors through their 1-800 customer service number, annual 1099 reporting, and entertainment and business expense reporting.

o Manager's Accounts Payable system also enables consolidated billing of hotels and payment to vendors.

PAYROLL:

o Hotel employee hours are maintained through an electronic time clock that interfaces with the Manager's central payroll system.

o Manager processes payroll, produces and mails checks centrally at its own cost.

o Manager's payroll department also generates annual W-2s and ensures that FSLA and IRS requirements are satisfied

CASH MANAGEMENT SERVICES:

Manager provides central management of cash including daily concentration and investment of funds and banking relationships that minimize the total cost of funds held by maximizing interest income and minimizing bank charges.

CREDIT AND BANKRUPTCIES:

Manager centrally coordinates and processes bankruptcy filings to collect hotel receivables where necessary.

INTERNAL AUDITS:

Manager shall include the Managed Hotels in its program of periodic internal audits in accordance with Manager's own Internal Audit policies and procedures. Manager will provide copies of such reports on the Managed Hotels to Leasehold Owner. It is understood and agreed by Leasehold Owner that all such internal audit reports are prepared solely for management use of Manager and its affiliates and are not intended to be relied upon by any other person, including Leasehold Owner and its affiliates. Leasehold Owner may not distribute any internal audit report to any person other than Leasehold Owner's affiliates.

                                    EXHIBIT H


                           [TO BE PROVIDED BY FELCOR]

                                    EXHIBIT I


                        CALCULATION OF LIQUIDATED DAMAGES


                           [to be provided by Felcor]